EXHIBIT 10.3


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                         RECEIVABLES TRANSFER AGREEMENT


                                  by and among


                                  MTSPC, INC.,

                                 as Transferor,

                                MASCOTECH, INC.,

                                  individually,
                      as Collection Agent and as Guarantor,

                          The Persons Parties hereto as
                             CP Conduit Purchasers,
                              Committed Purchasers
                               and Funding Agents

                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent


                          Dated as of November 28, 2000






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                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE I

                                   Definitions

SECTION 1.01.       Certain Defined Terms.....................................1
SECTION 1.02.       Other Terms...............................................2
SECTION 1.03.       Computation of Time Periods...............................2

                          ARTICLE II

                   Purchases and Settlements

SECTION 2.01.       Facility..................................................2
SECTION 2.02.       Transfers; Certificates; Eligible Receivables.............3
SECTION 2.03.       Selection of Tranche Periods and Tranche Rates............6
SECTION 2.04.       Discount, Fees and Other Costs and Expenses...............9
SECTION 2.05.       Non-Liquidation Settlement and Reinvestment Procedures....9
SECTION 2.06.       Liquidation Settlement Procedures........................11
SECTION 2.07.       Reduction of Commitments.................................13
SECTION 2.08.       Fees13
SECTION 2.09.       Protection of Ownership Interest of the CP Conduit
                        Purchasers and the Committed Purchasers..............13
SECTION 2.10.       Deemed Collections; Application of Payments..............15
SECTION 2.11.       Payments and Computations, etc...........................16
SECTION 2.12.       Reports..................................................17
SECTION 2.13.       Collection Account.......................................17
SECTION 2.14.       Right of Setoff..........................................19
SECTION 2.15.       Sharing of Payments, etc.................................19
SECTION 2.16.       Broken Funding...........................................19
SECTION 2.17.       Conversion and Continuation of Outstanding Tranches
                        Funded by the Committed Purchasers ..................20
SECTION 2.18.       Illegality...............................................21
SECTION 2.19.       Inability to Determine Eurodollar Rate...................22
SECTION 2.20.       Indemnities by the Transferor............................23
SECTION 2.21.       Indemnity for Reserves and Expenses......................27
SECTION 2.22.       Indemnity for Taxes......................................29
SECTION 2.23.       Other Costs, Expenses and Related Matters................31
SECTION 2.24.       Funding Agents...........................................32


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SECTION 2.25.       Use of Historical Data...................................33

                          ARTICLE III

                Representations and Warranties

SECTION 3.01.       Representations and Warranties of the Transferor.........33
SECTION 3.02.       Reaffirmation of Representations and Warranties
                        by the Transferor....................................38

                          ARTICLE IV

                Conditions Precedent

SECTION 4.01.       Conditions to Effectiveness..............................38

                               ARTICLE V

                               Covenants

SECTION 5.01.       Affirmative Covenants of the Transferor..................41
SECTION 5.02.       Negative Covenants of the Transferor.....................49

                              ARTICLE VI

                    Administration and Collections

SECTION 6.01.       Appointment of Collection Agent..........................53
SECTION 6.02.       Duties of Collection Agent...............................53
SECTION 6.03.       Rights After Designation of New Collection Agent.........56
SECTION 6.04.       Representations and Warranties of the Collection Agent...57
SECTION 6.05.       Covenants of the Collection Agent........................59
SECTION 6.06.       Negative Covenants of the Collection Agent...............60
SECTION 6.07.       Collection Agent Default.................................61
SECTION 6.08.       Responsibilities of the Transferor and the Sellers.......62

                          ARTICLE VII

                      Termination Events

SECTION 7.01.       Termination Events.......................................63
SECTION 7.02.       Remedies Upon the Occurrence of a Termination Event......65


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SECTION 7.03.       Reconveyance Under Certain Circumstances.................66

                             ARTICLE VIII

                       The Administrative Agent

SECTION 8.01.       Appointment..............................................67
SECTION 8.02.       Delegation of Duties.....................................67
SECTION 8.03.       Exculpatory Provisions...................................68
SECTION 8.04.       Reliance by Administrative Agent.........................68
SECTION 8.05.       Notice of Collection Agent Default.......................69
SECTION 8.06.       Non-Reliance on the Administrative Agent and
                        Other Purchasers.....................................69
SECTION 8.07.       Indemnification..........................................70
SECTION 8.08.       The Administrative Agent in Its Individual Capacity......71
SECTION 8.09.       Resignation of Administrative Agent; Successor
                        Administrative Agent.................................71

                       ARTICLE IX

                    Limited Guaranty

SECTION 9.01.       Guaranty of Obligations..................................72
SECTION 9.02.       Validity of Obligations; Irrevocability..................73
SECTION 9.03.       Several Obligations......................................74
SECTION 9.04.       Subrogation Rights.......................................74
SECTION 9.05.       Rights of Set-Off........................................74
SECTION 9.06.       Representations and Warranties...........................75

                            ARTICLE X

                          Miscellaneous

SECTION 10.01.      Term of Agreement........................................76
SECTION 10.02.      Waivers; Amendments......................................77
SECTION 10.03.      Notices..................................................77
SECTION 10.04.      Governing Law; Submission to Jurisdiction; Integration...79
SECTION 10.05.      Severability; Counterparts...............................79
SECTION 10.06.      Successors and Assigns...................................80
SECTION 10.07.      Confidentiality..........................................83
SECTION 10.08.      No Bankruptcy Petition Against the CP Conduit Purchasers.84
SECTION 10.09.      Limited Recourse.........................................84
SECTION 10.10.      Characterization of the Transactions Contemplated by
                        the Agreement........................................85


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SECTION 10.11.      Waiver of Setoff........................................86
SECTION 10.12.      Chase Conflict Waiver...................................86
SECTION 10.13.      Limitation on the Termination of Sellers................87

SCHEDULE A          Definitions
SCHEDULE B          Schedule of CP Conduit Purchasers, Committed Purchasers
                      and Funding Agents
SCHEDULE C          Schedule of Special Obligors
SCHEDULE D          Schedule of Match Funding CP Conduit Purchasers

EXHIBIT A           Credit and Collection Policies and Practices
EXHIBIT B           List of Lock-Box Banks and Accounts
EXHIBIT C           Form of Lockbox Agreement
EXHIBIT D-1         Form of Deposit Report
EXHIBIT D-2         Form of Settlement Statement
EXHIBIT E           Form of Transfer Certificate
EXHIBIT F           List of Actions and Suits
EXHIBIT G           Location of Records
EXHIBIT H           List of Subsidiaries, Divisions and Trade Names
EXHIBIT I           Form of Secretary's Certificate
EXHIBIT J           Trade Names of the Seller
EXHIBIT K           Form of Transfer Supplement



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                  RECEIVABLES TRANSFER AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of November 28, 2000, by and among MTSPC, INC., a Delaware corporation, as transferor (in such capacity, the "Transferor"), MASCOTECH, INC., a Delaware corporation, individually (the "Parent"), as collection agent (in such capacity, the "Collection Agent") and as guarantor under the Limited Guaranty set forth in Article IX (in such capacity, the "Guarantor"), the several commercial paper conduits identified on Schedule B and their respective permitted successors and assigns (the "CP Conduit Purchasers"; each, individually, a "CP Conduit Purchaser"), the several financial institutions identified on Schedule B as "Committed Purchasers" and their respective permitted successors and assigns (the "Committed Purchasers"; each, individually, a "Committed Purchaser"), the agent bank set forth opposite the name of each CP Conduit Purchaser and Committed Purchaser on Schedule B and its permitted successor and assign (the "Funding Agent" with respect to such CP Conduit Purchaser and Committed Purchaser), and THE CHASE MANHATTAN BANK, a New York state banking corporation ("Chase"), as administrative agent for the benefit of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents (in such capacity, the "Administrative Agent").

                             PRELIMINARY STATEMENTS

     WHEREAS the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the CP Conduit Purchasers may desire to, and the Committed Purchasers, if requested by the CP Conduit Purchasers or the Transferor, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.01. Certain Defined Terms. Capitalized


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                                      -2-


terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Schedule A attached hereto, which Schedule A is incorporated by reference herein.

     SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each means "to but excluding," and the word "within" means "from and excluding a specified date and to and including a later specified date."

                                   ARTICLE II

                            Purchases and Settlements

     SECTION 2.01. Facility. Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents prior to the Termination Date, (x) the Transferor may, at its option, convey, transfer and assign to each CP Conduit Purchaser (prior to the occurrence of a CP Conduit Purchaser's Termination Event with respect to such CP Conduit Purchaser) or to the Committed Purchaser with respect to such CP Conduit Purchaser and (y) each CP Conduit Purchaser may, at its option (prior to the occurrence of a CP Conduit Purchaser's Termination Event with respect to such CP Conduit Purchaser), and the Committed Purchaser with respect to such CP Conduit Purchaser shall, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. Such purchases by the CP Conduit Purchasers and the Committed Purchasers from the Transferor shall be made in accordance with their respective Pro Rata Shares. By accepting any conveyance, transfer and assignment hereunder, none of the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents or the Administrative Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Sellers.


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     The Committed Purchasers' several obligations to make purchases from the
Transferor hereunder shall terminate on the Termination Date. Notwithstanding anything to the contrary contained herein or in the other Transaction Documents, no Committed Purchaser shall be obligated to provide the Transferor with funds in an amount that would exceed such Committed Purchaser's unused Commitment then in effect, and the failure of any Committed Purchaser to make its Pro Rata Share of such purchase available to the Transferor (subject to the terms and conditions set forth herein) shall not relieve any other Committed Purchaser of its obligations hereunder.

     SECTION 2.02. Transfers; Certificates; Eligible Receivables.

     (a) Incremental Transfers. Prior to the Termination Date, upon the terms and subject to the conditions set forth herein and in the other Transaction Documents, the Transferor may, at its option from time to time, convey, transfer and assign to each CP Conduit Purchaser (prior to the occurrence of a CP Conduit Purchaser's Termination Event with respect to such CP Conduit Purchaser) or to the Committed Purchaser, with respect to such CP Conduit Purchaser and (y) each CP Conduit Purchaser may, at its option from time to time (prior to the occurrence of a CP Conduit Purchaser's Termination Event with respect to such CP Conduit Purchasers), and the Committed Purchasers with respect to such CP Conduit Purchaser shall, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the Termination Date; provided that after giving effect to the issuance of Commercial Paper by the CP Conduit Purchasers or the obtaining of funds by the Committed Purchasers to fund the Transfer Price of any Incremental Transfer and the payment to the Transferor of such Transfer Price, the Net Investment shall not exceed the Facility Limit; and provided further, that the representations and warranties set forth in Section 3.01 shall be true and correct as of the date of such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto.

     The Transferor shall, by notice to the Administrative Agent given by telecopy, offer to convey, transfer and assign to each CP Conduit Purchaser (prior to the occurrence of a CP Conduit Purchaser's Termination Event with respect to such CP


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Conduit Purchaser) or the Committed Purchasers' undivided percentage ownership interests in the Receivables and Related Security, Collections and Proceeds with respect thereto at least two (2) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (x) the desired Transfer Price (which shall be at least $1,000,000 per CP Conduit Purchaser or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit; (y) the desired date of such Incremental Transfer which shall be a Business Day; and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.03. Each Incremental Transfer shall be subject to the condition precedent that the Collection Agent shall have delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a completed Deposit Report dated within five (5) Business Days prior to the desired date of such Incremental Transfer, together with such other additional information as the Administrative Agent may reasonably request. The Administrative Agent will promptly notify the Funding Agent for each CP Conduit Purchaser and the Committed Purchasers, as applicable, of the Administrative Agent's receipt of any request for an Incremental Transfer to be made to such Person. At their option, each CP Conduit Purchaser shall accept or reject any such offer by prompt written notice given to the Transferor, the Administrative Agent and the Funding Agent with respect to such CP Conduit Purchaser by telephone or telecopy.

     Each notice of proposed Incremental Transfer shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify the CP Conduit Purchasers and the Committed Purchasers against any loss or expense incurred by the CP Conduit Purchasers and the Committed Purchasers, either directly or indirectly, as a result of any failure by the Transferor to complete such Incremental Transfer, including, without limitation, any loss or expense incurred by the CP Conduit Purchasers and the Committed Purchasers by reason of the liquidation or reemployment of funds acquired by the CP Conduit Purchasers or the Committed Purchasers (including, without limitation, funds obtained by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) to fund such Incremental Transfer.

     On the date of the initial Incremental Transfer, the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall deliver written confirma-


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                                      -5-


tion to the Transferor of the Transfer Price, the Tranche Period(s) and the Tranche Rate(s) relating to such Transfer as required by Section 2.03, and the Transferor shall deliver to the Administrative Agent the Transfer Certificate in the form of Exhibit E hereto (the "Transfer Certificate"). The Transfer Price for the initial Incremental Transfer shall be $118,500,000. The Administrative Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate; provided, however, that the failure by the Administrative Agent to make the foregoing notations shall not in any way affect the Transferor's obligations hereunder. On the date of each subsequent Incremental Transfer, the Administrative Agent shall send written confirmation to the Transferor of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to such Incremental Transfer. The Administrative Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. On the day of such Incremental Transfer, the CP Conduit Purchasers or the Committed Purchasers, as applicable, shall deposit to the Transferor's account, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer made to the CP Conduit Purchasers or the Committed Purchasers, as applicable.

     (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to a CP Conduit Purchaser's Termination Event (in the case of the CP Conduit Purchasers) and the Termination Date (in the case of the Committed Purchasers), the Transferor hereby agrees to convey, transfer and assign to each CP Conduit Purchaser (prior to the occurrence of a CP Conduit Purchaser's Termination Event with respect to such CP Conduit Purchaser) or the Committed Purchasers, and each CP Conduit Purchaser may agree to purchase and each Committed Purchaser shall purchase from the Transferor, undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.05 hereof. The Transferor agrees to maintain, at all times prior to the Termination Date, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor. Accordingly, the maximum amount of funding that the Transferor may obtain on the Closing Date or at any time thereafter shall be equal to the maximum Net Investment


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                                      -6-


that would not exceed the Facility Limit and would not cause the Percentage Factor to exceed the Maximum Percentage Factor.

     (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The CP Conduit Purchasers' (and, following the occurrence of a CP Conduit Purchaser's Termination Event with respect to any CP Conduit Purchasers, the Committed Purchasers') aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Percentage Factor in effect from time to time.

     (d) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business of the Collection Agent on the date of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Percentage Factor shall be automatically recomputed as of the close of business of the Collection Agent on each day (other than a day after the Termination
Date). The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. At all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, the Percentage Factor shall equal 100%. Following any assignment of any portion of the Transferred Interest to the Committed Purchasers pursuant to the Asset Purchase Agreements, the Funding Agent for each CP Conduit Purchaser and Committed Purchaser shall, at all times and from time to time, calculate such CP Conduit Purchaser's and such Committed Purchaser's pro rata interest in the Percentage Factor and regularly report thereon to the Administrative Agent (with copies thereof to the Transferor).

     SECTION 2.03. Selection of Tranche Periods and Tranche Rates.

     (a) Transferred Interest Held by CP Conduit Purchasers Prior to CP Conduit Purchaser's Termination Event. At all times hereafter, but prior to the Termination Date and not with


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respect to any portion of the Transferred Interest held by any of the Committed
Purchasers, the Transferor may, subject to each Match Funding CP Conduit Purchaser's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods at all times shall equal the portion of the Net Investment held by the Match Funding CP Conduit Purchasers. The Transferor shall give the Administrative Agent and the Funding Agent with respect to each Match Funding CP Conduit Purchaser irrevocable notice by telephone of the new requested Tranche Period(s) at least two (2) Business Days prior to the expiration of any then existing Tranche Period; provided, however, that each Match Funding CP Conduit Purchaser may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Funding Agent with respect to such Match Funding CP Conduit Purchaser, on behalf of such Match Funding CP Conduit Purchaser, determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. Each Match Funding CP Conduit Purchaser confirms that it is its intention to allocate all or substantially all of the portion of the Net Investment held by it to one or more CP Tranche Periods; provided that each Match Funding CP Conduit Purchaser may determine, from time to time, in its sole discretion, that funding such portion of the Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason.

     On any Business Day, a Match Funding CP Conduit Purchaser may elect that the Transferor no longer be permitted to select CP Tranches in accordance with the preceding paragraph in respect of the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser by giving the Transferor and the Administrative Agent irrevocable written notice thereof, which notice must be received by the Transferor and the Administrative Agent at least one Business Day prior to such Business Day. On any Business Day, a Pooled Funding CP Conduit Purchaser may elect thereafter to allow the Transferor to select CP Tranches in accordance with the preceding paragraph in respect of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser by giving the Transferor and the Administrative Agent irrevocable written notice thereof, which notice must be received by the Transferor and the Administrative Agent at least two (2) Business Days prior to such Business Day. Any Pooled Funding CP Conduit Purchaser making an election to change the manner in which its funding costs are allocated will be both a Match Funding CP Conduit


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                                      -8-


Purchaser and a Pooled Funding CP Conduit Purchaser during the period that its CP Conduit Funded Amount is funded on both a "pooled" and "match funded" basis and its accrued and unpaid Discount will be calculated accordingly. For all purposes of this Agreement, the "CP Tranche" with respect to any Pooled Funding CP Conduit Purchaser shall be equal to the aggregate amount of its CP Conduit Funded Amount funded on a pooled basis during the related CP Tranche Period.

     (b) Transferred Interest Held by CP Conduit Purchasers Following the Termination Date. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the Committed Purchasers (or any of them), each CP Conduit Purchaser or the Funding Agent with respect to such CP Conduit Purchaser, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto upon the expiration of Tranche Periods in effect on the Termination Date.

     (c) Transferred Interest Held by the Committed Purchasers Prior to the Termination Date. At all times with respect to any portion of the Transferred Interest which is owned by or transferred to a Committed Purchaser pursuant to this Agreement or an Asset Purchase Agreement, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than three (3) days, and such Tranche shall be a BR Tranche. Thereafter (but prior to the Termination Date or the occurrence and continuation of a Potential Termination Event), with respect to such portion, and with respect to any other portion of the Transferred Interest held by any Committed Purchaser, the Tranche Period applicable thereto shall be, at the Transferor's sole option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the Administrative Agent and the Funding Agents with respect to the applicable Committed Purchasers irrevocable notice by telephone of the new Tranche Period at least three (3) Business Days prior to the expiration of any then existing Tranche Period. Any Tranche Period maintained by the Committed Purchasers which is outstanding on the Termination Date shall end on the Termination Date.

     (d) After the Termination Date; Transferred Interest Held by Committed Purchasers. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall have been owned by, or transferred to, the Committed Purchaser, the Funding Agents with respect to the applicable Committed Purchasers shall select all Tranche


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                                      -9-


Periods and Tranche Rates applicable thereto upon the expiration of Tranche Periods in effect on the Termination Date.

     SECTION 2.04. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.01 hereof, the Transferor shall pay, as and when due in accordance with this Agreement and the other Transaction Documents, all Discount, Servicing Fees, Fees and other Aggregate Unpaids to the extent not otherwise provided for by the provisions of this Agreement. As provided in Section 2.05 and 2.06, the Transferor shall pay to the Administrative Agent, on behalf of the CP Conduit Purchasers and/or the Committed Purchasers, as applicable, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event any portion of the Transferred Interest is held by the CP Conduit Purchasers, an amount equal to the Discount (without duplication) accrued on the CP Conduit Purchasers's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in a face amount in excess of the Transfer Price of an Incremental Transfer; provided that (i) in the event of any repayment or prepayment of a BR Tranche or a Eurodollar Tranche, accrued Discount on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of a BR Tranche or a Eurodollar Tranche, accrued interest on such BR Tranche or Eurodollar Tranche shall be payable on the effective date of such conversion. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto.

     Nothing in this Agreement or the other Transaction Documents shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
Section 2.04.

     SECTION 2.05. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Termination Date, and provided that Section 2.06 shall not be applicable, the Collection Agent shall, out of the Percentage Factor of Collections received on or prior to such day and not previously set aside or paid:

          (i) set aside and hold in trust for the CP Conduit Purchasers or the Committed Purchasers, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.13 hereof) an amount equal to all Dis-


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                                      -10-


     count, Fees and the Servicing Fee accrued through such day and not so previously set aside or paid;

          (ii) apply the balance of such Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.05 to the Transferor, for the benefit of the CP Conduit Purchasers and/or the Committed Purchasers, as applicable, to the purchase of additional undivided percentage interests in each Receivable pursuant to
     Section 2.02(b) hereof; and

          (iii) remit the balance, if any, of such Percentage Factor of Collections remaining after the applications provided in clauses (i) and
     (ii) to the Transferor.

On the Settlement Date, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.05 hereof, the Collection Agent shall deposit to the Collection Account, for the benefit of the CP Conduit Purchasers and/or the Committed Purchasers, as applicable, an amount equal to the accrued and unpaid Discount and Fees for the related Settlement Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Settlement Period; provided that accrued and unpaid Discount with respect to any CP Tranche funded by a Match Funding CP Conduit Purchaser or any Eurodollar Tranche shall be deposited at the end of the related Tranche Period. The Administrative Agent, upon its receipt of such amounts in the Collection Account, shall distribute such amounts to the Funding Agents for the CP Conduit Purchasers and/or the Committed Purchasers entitled thereto in accordance with the records maintained by the Funding Agents pursuant to Section 2.24; provided further that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall notify the Transferor and the Transferor shall immediately pay to the Administrative Agent, from funds previously paid to the Transferor, an amount equal to such insufficiency. In addition, the Collection Agent shall remit to the Transferor for its account or apply on behalf of the Transferor as instructed by the Transferor to other accounts specified herein, on each Settlement Date, such portion of Collections not allocated to the CP Conduit Purchasers and the Committed Purchasers or applied towards payment of its Servicing Fee so long as all of the above amounts are paid in full when due. Such Collections remitted to the Transferor shall be available for the ordinary business purposes of the Transferor or otherwise, subject to the provisions of the Transaction Documents.

     SECTION 2.06. Liquidation Settlement Procedures. If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Administrative Agent, for the benefit of the CP Conduit Purchasers and/or the Committed Purchasers, as applicable, from previously received Collections, an amount that, when applied to reduce the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amount shall be applied to reduce the Net Investment of Tranche Periods selected by the Funding Agents. On the Termination Date and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent, at the direction of the Administrative Agent, shall set aside and hold in trust for the CP Conduit Purchasers and/or the Committed Purchasers, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), the Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the CP Conduit Purchasers and/or the Committed Purchasers, as applicable. On the Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Collection Account, for the benefit of the CP Conduit Purchasers or the Committed Purchasers, as applicable, any amounts set aside pursuant to Section 2.05 above.

     On the last day of each Tranche Period to occur on or after the Termination Date or during the continuation of a Potential Termination Event, the Collection Agent, at the direction of the Administrative Agent, shall deposit to the Collection Account, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, as applicable, the amounts so set aside for the CP Conduit Purchasers and the Committed Purchasers pursuant to the second preceding sentence, to be applied to the payment in full of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids not covered in clauses (i) and (ii). On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the CP Conduit Purchasers and the Committed Purchasers pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds in the following order of priority:

          (i) first, in payment of the accrued Discount;

          (ii) second, if the Transferor, the Parent or any Affiliate of the Transferor or the Parent is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent;

          (iii) third, in reduction of the Net Investment allocated to any Tranche Period ending on such date;

          (iv) fourth, in payment of all Fees payable by the Transferor hereunder;

          (v) fifth, in payment of all other Aggregate Unpaids not covered in clauses (i) through (iv) above; and

          (vi) sixth, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent.

The Administrative Agent, upon its receipt of such amounts in the Administrative Agent's account, shall distribute such amounts to the Funding Agents for the CP Conduit Purchasers and/or the Committed Purchasers entitled thereto in accordance with the records maintained by the Funding Agents pursuant to Section 2.24; provided that if the Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Administrative Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

     Following the date on which the Net Investment has been reduced to zero and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, (i) the Percentage Factor shall equal zero, (ii) the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall be considered to have reconveyed to the Transferor all of the CP Conduit Purchasers's and the Committed

Purchasers' right, title and interest in, to and under the Receivables and Related Security, Collections and Proceeds with respect thereto, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section
2.06 and (iv) the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the CP Conduit Purchasers' and the Committed Purchasers' respective interests in the Receivables and Related Security, Collections and Proceeds with respect thereto. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.06.

     SECTION 2.07. Reduction of Commitments. Upon ten (10) Business Days written notice to the Administrative Agent, the Transferor may reduce the Commitments of the Committed Purchasers in an amount equal to $5,000,000 or a whole multiple of $500,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto, the Net Investment would exceed 98.04% of the Aggregate Commitment. Upon any such reduction, the Commitment of each Committed Purchaser shall be reduced in an amount equal to such Committed Purchaser's Pro Rata Share of the amount of such reduction, and the Facility Limit shall be recalculated to equal 98.04% of the Aggregate Commitment. Once reduced, the Commitments shall not be subsequently reinstated. The Commitment of each Committed Purchaser shall be automatically reduced to zero on the Commitment Expiry Date.

     SECTION 2.08. Fees. To the extent not otherwise provided for by the provisions of the Agreement, the Transferor shall pay to the Administrative Agent, for its own account and the account of each CP Conduit Purchaser, Funding Agent and Committed Purchaser, the Fees specified in the Fee Letter.

     SECTION 2.09. Protection of Ownership Interest of the CP Conduit Purchasers and the Committed Purchasers.

     (a) The Transferor agrees that it will, and will cause each Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Administrative Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Administrative Agent, the CP Conduit Purchasers or the Committed Purchasers to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause each Seller to, upon the request of the Administrative Agent, the CP Conduit Purchasers or any of the Committed Purchasers, in order to accurately reflect this purchase and sale transaction, (x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section
10.06 hereof) as may be requested by the Administrative Agent for the benefit of the CP Conduit Purchasers and the Committed Purchasers and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor (in the case of the Sellers) and the Administrative Agent for the benefit of the CP Conduit Purchasers and the Committed Purchasers, of the Transferred Interest. The Transferor shall, and will cause the Sellers to, upon request of the Administrative Agent, obtain such additional search reports as the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, shall reasonably request. To the fullest extent permitted by applicable law, the Administrative Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or any Seller's signature. Carbon, photostatic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit any Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the Relevant
UCC), or relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least thirty (30) days' prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Administrative Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Administrative Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

     (b) The Collection Agent shall instruct, and shall cause the other Sellers to instruct, all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any

Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive dominion and control of the Administrative Agent which is hereby granted to the Administrative Agent by the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks except during the occurrence of a Collection Agent Default or any other Termination Event. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit B attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock-Box Bank unless the Administrative Agent shall have received sixty (60) days' prior notice of such termination. If the Transferor, any Seller or the Collection Agent receives any Collections, the Transferor or the Collection Agent, as applicable, shall, or shall cause such Seller to, remit such Collections to a Lock-Box Account within one (1) Business Day.

     (c) The Transferor hereby pledges, assigns and transfers to the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, and hereby creates and grants to the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, a security interest in the Lock-Box Accounts and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein.

     SECTION 2.10. Deemed Collections; Application of Payments.

     (a) If on any day a Receivable becomes a Diluted Receivable, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation, and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation. Any such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.05 or 2.06 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Administrative Agent.

     (b) If on any day any of the representations or warranties in Article III was or becomes untrue with respect to a Receivable or the nature of the Administrative Agent's interest therein (whether on or after the date of any transfer of an interest therein to the CP Conduit Purchasers and the Committed Purchasers, or an assignment therein by the CP Conduit Purchas-ers to the Committed Purchasers under the Asset Purchase Agreements), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall, on such day, pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.05 or 2.06 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment actually received by the Administrative Agent. Simultaneously with any such payment by the Transferor, each of the CP Conduit Purchasers and the Committed Purchasers, as the case may be, shall convey all of its right, title and interest in such Receivable and Related Security to the Transferor, and the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall take all action reasonably requested by the Transferor to effectuate such conveyance.

     (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as provided in paragraphs (a) and (b) of this Section 2.10 or as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the CP Conduit Purchasers, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (in order of the age of such Receivable, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

     SECTION 2.11. Payments and Computations, etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12:00 p.m. (New York time) on the day when due in immediately available funds; if such amounts are payable to any CP Conduit Purchaser (or any Committed Purchaser) they shall be paid or deposited to the Collection Account, until otherwise notified by the Administrative Agent. No later than 3:00 p.m. (New York time) on the date of any Incremental Transfer hereunder, the CP Conduit Purchasers or the Committed Purchasers, as applicable, will make available to the Transferor, in immediately available funds, the amount of such Incremental Transfer on such day by remitting such amount to an account of the Transferor specified in the related notice of Transfer. The Transferor shall, to the extent permitted by law, pay to the Administrative Agent, for the benefit of the CP Conduit Purchasers and/or the Committed

Purchasers upon demand, interest on all amounts not paid or deposited by it when due hereunder at a rate equal to 1.5% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as applicable for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit. Any computations by the Administrative Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

     SECTION 2.12. Reports. (a) Deposit Report. The Collection Agent shall deliver to the Administrative Agent and the Transferor, no later than 1:00 p.m., New York City time, on each Weekly Settlement Date (or, after the occurrence of a Termination Event or after the occurrence and during the continuance of a Potential Termination Event, on each Business Day), a written report substantially in the form attached hereto as Exhibit D-1 (the "Deposit Report") setting forth total Collections received and Receivables originated during the immediately preceding calendar week, Eligible Receivables balances at the end of the immediately preceding calendar week, and such other information as the Administrative Agent may reasonably request. If any Sellers or Seller Divisions are shut down during any week, the Deposit Report for such week may be prepared on the basis of the information with respect to the Collections and Receivables of such Sellers and Seller Divisions for their last week of operations preceding the shut down. The Deposit Report may be delivered in an electronic format mutually agreed upon by the Collection Agent and the Administrative Agent, or pending such agreement, by facsimile.

     (b) Settlement Statement. On each Settlement Date, the Collection Agent shall deliver to the Administrative Agent and the Transferor a monthly report, substantially in the form of Exhibit D-2 (the "Settlement Statement"), showing
(i) the aggregate Purchase Price of Receivables acquired or generated by the Sellers in the preceding month, (ii) the aggregate Outstanding Balance of such Receivables that are Eligible Receivables and (iii) such other information as the Administrative Agent may reasonably request.

     SECTION 2.13. Collection Account. (a) There shall be established on or before the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Administrative Agent on behalf of the CP Conduit Purchasers and the Committed Purchasers, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the CP Conduit Purchasers and the Committed Purchasers. On and after the occurrence of a Termination Event or a Potential Termination Event, the Collection Agent, at the direction of the Administrative Agent, shall remit daily to the Collection Account all Collections received with respect to any Receivables as provided in Section
2.06. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Administrative Agent in Permitted Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period or prior to each Settlement Date, as applicable, following such investment. On the last day of each Tranche Period or on each Settlement Date, as applicable, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount, Servicing Fees, Fees and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

     (b) For so long as any amounts remain due and owing to the CP Conduit Purchasers or the Committed Purchasers hereunder or under the Transaction Documents, the Administrative Agent shall distribute all payments received by it in respect of the Transaction Documents immediately after receipt thereof by (i) transferring to the CP Conduit Purchasers and the Committed Purchasers, on a pro rata basis, based on the amounts thereof owing to each CP Conduit Purchaser and each Committed Purchaser, respectively, all payments of Discount, (ii) transferring to the CP Conduit Purchasers and the Committed Purchasers, on a pro rata basis, based on the CP Conduit Purchaser's Interest and the Committed Purchaser Funded Amount, respectively, on the date of payment, all payments in reduction of the Net Investment and (iii) transferring to the CP Conduit Purchasers and/or the Committed Purchasers, any other amounts owing to the CP Conduit Purchasers and/or the Committed Purchasers under this Agreement. Such transfers shall be made by the Administrative Agent by withdrawing funds on deposit in the Collection Account and remitting such funds to the accounts of the CP Conduit Purchasers and the Committed Purchasers speci-fied by each of them from time to time. The Administrative Agent shall remit any such funds to the Committed Purchasers ratably in accordance with their Pro Rata Shares.

     SECTION 2.14. Right of Setoff. Each of the CP Conduit Purchasers and the Committed Purchasers is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date, or during the continuation of a Termination Event, to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such CP Conduit Purchaser or such Committed Purchaser to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

     SECTION 2.15. Sharing of Payments, etc. If any CP Conduit Purchaser or any Committed Purchaser (for purposes of this Section 2.15 only, a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Transferred Interest owned by it in excess of its ratable share of payments on account of any interest in the Transferred Interest obtained by the CP Conduit Purchasers and/or the Committed Purchasers entitled thereto, such Recipient shall forthwith purchase from the CP Conduit Purchasers and/or the Committed Purchasers entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

     SECTION 2.16. Broken Funding. In the event of (a) the payment of any principal of any Eurodollar Tranche other than on the last day of the Eurodollar Tranche Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Eurodollar Tranche), (b) the conversion of any Eurodollar Tranche other than on the last day of the related Eurodollar Tranche Period, or (c) any failure to borrow, convert, continue or prepay any Eurodollar Tranche on the date specified in any notice delivered pursuant hereto, then, in any such event, the Transferor shall compensate the Committed Purchasers for the loss, cost and expense actually incurred by such Committed Purchasers attributable to such event. Such loss, cost or expense to any Committed Purchaser shall include an amount determined by such Committed Purchaser to be the excess, if any, of (i) the amount of Discount which would have accrued on the principal amount of such Eurodollar Tranche had such event not occurred, at the Eurodollar Rate that would have been applicable to such Eurodollar Tranche, for the period from the date of such event to the last day of the Eurodollar Tranche Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Eurodollar Tranche Period), over
(ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Committed Purchaser would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank Eurodollar market. Within forty-five (45) days after any Committed Purchaser hereunder receives actual knowledge of any of the events specified in this Section 2.16, a certificate of such Committed Purchaser setting forth any amount or amounts that such Committed Purchaser is entitled to receive pursuant to this Section 2.16 and the reason(s) therefor shall be delivered to the Transferor (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Transferor shall pay each such Committed Purchaser the amount shown as due on any such certificate within ten (10) days after receipt thereof.

     SECTION 2.17. Conversion and Continuation of Outstanding Tranches Funded by the Committed Purchasers. Prior to the occurrence of the Termination Date or a Potential Termination Event, (a) each BR Tranche hereunder may, at the option of the Transferor, be converted to a Eurodollar Tranche and (b) each Eurodollar Tranche may, at the option of the Transferor, be continued as a Eurodollar Tranche or converted to a BR Tranche. If the Termination Date has occurred or a Potential Termination Event has been declared by the Administrative Agent and is continuing, then (i) no outstanding Tranche funded by the Committed Purchasers may be converted to, or con-tinued as, a Eurodollar Tranche and (ii) unless repaid, each Eurodollar Tranche shall be converted to a BR Tranche on the last day of the Tranche Period related thereto. For any such conversion or continuation, the Transferor shall give the Administrative Agent irrevocable notice (each, a "Conversion/Continuation Notice") of such request not later than 12:30 p.m. (New York City time) (i) in the case of a conversion of a BR Tranche into a Eurodollar Tranche, or a continuation of a Eurodollar Tranche as a Eurodollar Tranche, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) following the Termination Date or the declaration by the Administrative Agent and continuation of a Potential Termination Event, in the case of a conversion of a Eurodollar Tranche into a BR Tranche or a continuation of a BR Tranche as a BR Tranche, on the Business Day of such conversion. If a Conversion/Continuation Notice has not been timely delivered with respect to any BR Tranche or Eurodollar Tranche, such Tranche shall be automatically continued as, or converted to, a BR Tranche. Each Conversion/Continuation Notice shall specify
(a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Tranche which is to be converted or continued and (c) the amount and rate option(s) of Tranche(s) into which such Tranche is to be converted or continued.

     SECTION 2.18. Illegality.

     (a) Notwithstanding any other provision herein, if, after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any Committed Purchaser to acquire or maintain a Eurodollar Tranche as contemplated by this Agreement, (i) such Committed Purchaser shall, within forty-five (45) days after receiving actual knowledge thereof, deliver a certificate to the Transferor (with a copy to the Administrative Agent) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such Committed Purchaser hereunder to make a portion of a Eurodollar Tranche, continue any portion of a Eurodollar Tranche as such and convert a BR Tranche to a Eurodollar Tranche shall forthwith be canceled, and such cancelation shall remain in effect so long as the circumstance described above exists, and (iii) such Committed Purchaser's portion of any Eurodollar Tranche then outstanding shall be converted automatically to a BR Tranche on the last day of the related Eurodollar Tranche Period, or within such earlier period as required by law.

     If any such conversion of a portion of a Eurodollar Tranche occurs on a day which is not the last day of the related Eurodollar Tranche Period, then pursuant to Section 2.16 the Transferor shall pay to such Committed Purchaser such amounts, if any, as may be required to compensate such Committed Purchaser. If circumstances subsequently change so that it is no longer unlawful for an affected Committed Purchaser to acquire or to maintain a portion of a Eurodollar Tranche as contemplated hereunder, such Committed Purchaser will, as soon as reasonably practicable after such Committed Purchaser knows of such change in circumstances, notify the Transferor and the Administrative Agent, and upon receipt of such notice, the obligations of such Committed Purchaser to acquire or maintain its acquisition of portions of Eurodollar Tranches or to convert its portion of a BR Tranche into portions of Eurodollar Tranches shall be reinstated.

     (b) Each Committed Purchaser agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18(a) with respect to such Committed Purchaser, it will, if requested by the Transferor and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Tranches hereunder if such change would make it lawful for such Committed Purchasers to continue to acquire or to maintain its acquisition of portions of Eurodollar Tranches hereunder; provided, however, that such change may be made in such manner that such Committed Purchaser, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

     SECTION 2.19. Inability to Determine Eurodollar Rate. If, prior to the first day of any Eurodollar Tranche Period:

          (1) the Administrative Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Transferor) that, by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Tranche Period are not available, or (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Tranche Period; or

          (2) the Administrative Agent shall have received notice from the Required Committed Purchasers that the Eurodollar Rate determined or to be determined for such Eurodollar Tranche Period will not adequately and fairly reflect the cost to such Committed Purchasers (as conclusively certified by such Committed Purchasers) of purchasing or maintaining their affected portions of Eurodollar Tranches during such Eurodollar Tranche Period;

then, in either such event, the Administrative Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Transferor and the Committed Purchasers as soon as practicable (but, in any event, within ten (10) days after such determination or notice, as applicable) thereafter. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Tranches shall be made. The Administrative Agent agrees to withdraw any such notice as soon as reasonably practicable after the Administrative Agent is notified of a change in circumstances which makes such notice inapplicable.

     SECTION 2.20. Indemnities by the Transferor. Without limiting any other rights which the Administrative Agent, the CP Conduit Purchasers or the Committed Purchasers may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent and any successors and permitted assigns and their respective officers, directors, agents and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Administrative Agent) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor, the Collection Agent in such capacity or the Sellers and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Administrative Agent, the CP Conduit Purchasers or any Committed Purchaser of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent relating to or resulting from (x) gross negligence or willful misconduct on the part of an Indemnified Party or
(y) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (ii) all taxes (other than Indemnified Taxes). Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts (without duplication of amounts for which any Indemnified Party is effectively held harmless under any other provision hereof) relating to or resulting from:

          (a) any representation or warranty made in writing by the Transferor, the Collection Agent or the Sellers or any officers of the Transferor, the Collection Agent or the Sellers under or in connection with this Agreement, any of the other Transaction Documents, any Deposit Report, any Settlement Report or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (b) the failure by the Transferor, the Collection Agent or the Sellers to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

          (c) the failure to either (x) vest and maintain vested in the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, in the Transferor's interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claim (other than any Adverse Claim created by or through the CP Conduit Purchasers or the Committed Purchasers);

          (d) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any of the Receivables or Related Security, Collections and Proceeds with respect thereto;

          (e) any dispute, claim, offset or defense (other than discharge in bankruptcy of the obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services (if such collection activities were performed by the Transferor or any of its Affiliates acting as the Collection Agent);

          (f) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

          (g) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

          (h) the failure by any of the Transferor, the Collection Agent or the Sellers to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any duty or obligation in accordance with the provisions hereof or thereof or to perform any of its duties or obligations under the Contracts;

          (i) the Percentage Factor exceeding the Maximum Percentage Factor at any time on or prior to the Termination Date;

          (j) the failure of the Sellers to pay when due any taxes, including, without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables with respect to which an Indemnified Party may be held liable as a transferee of such Receivables;

          (k) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

          (l) the commingling by the Transferor, the Sellers or the Collection Agent of Collections of Receivables at any time with other funds;

          (m) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or the Sellers, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

          (n) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, the Sellers or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

          (o) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Sellers to qualify to do business or file any notice of business activity report or any similar report;

          (p) any failure of the Transferor to give reasonably equivalent value to the Sellers in consideration of the purchase by the Transferor from the Sellers of any Receivable, or any attempt by any Person to void, rescind or set aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

          (q) any action taken by the Transferor, the Sellers or the Collection Agent in the enforcement or collection of any Receivable;

provided, however, that the Transferor shall not be liable for Indemnified Amounts attributable to the fraud, gross negligence, breach of fiduciary duty or willful misconduct of any Collection Agent in the enforcement or collection of any Receivable if such Collection Agent is not the Parent or an Affiliate of the Parent; provided, further, that if any CP Conduit Purchaser enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such CP Conduit Purchaser shall equitably allocate such Indemnified Amounts to the Transferor and each Other Transferor; and pro-vided, further, that if such Indemnified Amounts are attributable solely to the Transferor, the Transferor shall be solely liable for such Indemnified Amounts, and if such Indemnified Amounts are attributable solely to Other Transferors, such Other Transferors shall be solely liable for such Indemnified Amounts.

     SECTION 2.21. Indemnity for Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulation or regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulation or regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulation or regulatory guideline, whether or not having the force of Law), other than Laws, interpretations, guidelines or directives relating to Taxes:

          (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents; or

          (ii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, the Transferor shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts (other than with respect to taxes) as will compensate such Indemnified Party for such increased cost or reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Administrative Agent first notifies the Transferor of its intention to demand compensation therefor under this Section 2.21; provided further that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in reasonable detail the basis for such claim.

     (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulation or regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) Business Days after demand by such Indemnified Party through the Administrative Agent, the Transferor shall pay to the Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts (other than with respect to taxes) as will compensate such Indemnified Party (or its parent) for such reduction; provided that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Administrative Agent first notifies the Transferor of its intention to demand compensation therefor un-der this Section 2.21(b); provided further that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof. In making demand hereunder, the applicable Indemnified Party shall submit to the Transferor a certificate as to such increased costs incurred which shall provide in reasonable detail the basis for such claim.

     (c) Anything in this Section 2.21 to the contrary notwithstanding, if any CP Conduit Purchaser enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such CP Conduit Purchaser shall equitably allocate the liability for any amounts under this Section 2.21 ("Section 2.21 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 2.21 Costs are attributable to the Transferor and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 2.21 Costs or if such Section 2.21 Costs are attributable to Other Transferors and not attributable to the Transferor, such Other Transferors shall be solely liable for such Section 2.21 Costs.

     SECTION 2.22. Indemnity for Taxes. (a) All payments made by the Transferor or the Collection Agent to the Administrative Agent for the benefit of the CP Conduit Purchasers and the Committed Purchasers under this Agreement and any other Transaction Document shall be free and clear of, and without deduction or withholding for or on account of any Indemnified Taxes. If any such Indemnified Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Indemnified Party hereunder, (i) the amounts so payable to the Administrative Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Administrative Agent or such Indemnified Party (after payment of all Indemnified Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents and (ii) the Transferor or the Collection Agent, as the case may be, shall make such deductions or withholdings and shall pay the amount so deducted or withheld to the applicable Official Body in accordance with the applicable law. The Transferor shall indemnify the Administrative Agent or any Indemnified Party for the full amount of any Indemnified Taxes paid by the Administrative Agent or the Indemnified Party within ten (10) Business Days after the date of written demand therefor by the Administrative Agent or such Indemnified Party if the Administrative Agent or such Indemnified Party, as the case may be, has delivered to the Transferor a certificate signed by an officer of the Administrative Agent or such Indemnified Party, as the case may be, setting forth in reasonable detail the amount so paid and the computations made to determine such amount. Such certificate shall be conclusive absent manifest error.

     (b) Each Indemnified Party that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) (a "United States Person") shall:

          (i) at the time such Indemnified Party becomes a party to this Agreement or the Transaction Documents, deliver to the Transferor and the Administrative Agent (A) two duly completed copies of IRS Form 4224, or successor applicable form, as the case may be, and (B) an IRS Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Transferor and the Administrative Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Transferor or the Administrative Agent; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Transferor or the Administrative Agent;

unless, in the case of (ii) and (iii) above, any change in treaty, law regulation, governmental rule, guideline order, or official application or official interpretation thereof has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Transferor and the Administrative Agent. Each such Indemnified Party that is not a United States person (A) shall certify (i) in the case of an IRS Form 4224, or successor applicable form, that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, or successor applicable form, that it is entitled to an exemption from United States backup withholding tax and (B) shall agree to provide any other certification and documen-tation as required by the applicable law that is reasonably requested by the Transferor, the Sellers or the Collection Agent. Each Person that is a Purchaser or Participant hereunder, or which otherwise becomes a party to this Agreement and the other Transaction Documents as an Committed Purchaser, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this
Section 2.22.

     SECTION 2.23. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers and each Funding Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers and/or the Funding Agents) or intangible, documentary or recording taxes incurred by or on behalf of the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) (A) relating to any amendments, waivers or consents under this Agreement, any Asset Purchase Agreement and the other Transaction Documents, (B) arising in connection with the Administrative Agent's, the CP Conduit Purchasers', the Committed Purchasers' or the Funding Agents' enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs"). All Transaction Costs owed by the Transferor pursuant to this subsection 2.23(a) shall be payable in accordance with Sections
2.05 and 2.06.

     (b) The Transferor shall pay the Administrative Agent, for the account of the CP Conduit Purchasers and the Committed Purchasers, as applicable, on demand any Early Col-lection Fee due on account of the reduction of a Tranche on any day prior to the last day of its Tranche Period.

     (c) The Administrative Agent will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article II, notify the Transferor in writing of such event. Any notice by the Administrative Agent claiming compensation under this Article II and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that such claim is made in good faith and on a reasonable basis. In determining such amount, the Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

     (d) If the Transferor is required to pay any additional amount to any Committed Purchaser pursuant to Sections 2.21 or 2.22, then such Committed Purchaser shall use reasonable efforts (which shall not require such Committed Purchaser to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by the Transferor or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce amounts payable pursuant to Section 2.21 or 2.22, as the case may be, in the future.

     SECTION 2.24. Funding Agents. (a) The Funding Agent with respect to each CP Conduit Purchaser and Committed Purchaser is hereby authorized to record on each Business Day the CP Funded Amount with respect to such CP Conduit Purchaser and the aggregate amount of Discount and Fees accruing with respect thereto on such Business Day and the Committed Purchaser Funded Amount with respect to such Committed Purchaser and the amount of Discount and Fees accruing with respect thereto on such Business Day. Any such recordations by a Funding Agent, absent manifest error, shall constitute prima facie evidence of the accuracy of the information so recorded. The Funding Agents will report the aggregate amounts due to the CP Conduit Purchasers and the Committed Purchasers for the prior calendar month to the Transferor, the Collection Agent and the Administrative Agent not later than two (2) Business Days prior to the related Settlement Date. Furthermore, the Funding Agent with respect to each CP Conduit Purchaser and Committed Purchaser will maintain records sufficient to identify the percentage interest of such CP Conduit Purchaser and such Committed Purchaser in the Receivables and any amounts owing thereunder.

     (b) Upon receipt of funds from the Administrative Agent on each Settlement Date pursuant to Sections 2.05 and 2.06, each Funding Agent shall pay such funds to the related CP Conduit Purchaser and/or the related Committed Purchaser owed such funds in accordance with the recordations maintained by it in accordance with Section 2.24(a). If a Funding Agent shall have paid to any CP Conduit Purchaser or Committed Purchaser any funds that (i) must be returned for any reason (including bankruptcy) or (ii) exceeds that which such CP Conduit Purchaser or Committed Purchaser was entitled to receive, such amount shall be promptly repaid to such Funding Agent by such CP Conduit Purchaser or Committed Purchaser.

     SECTION 2.25. Use of Historical Data. Where necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the Closing Date, historical data shall be used.

                                   ARTICLE III

                         Representations and Warranties

     SECTION 3.01. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Administrative Agent, the Funding Agents, the CP Conduit Purchasers and the Committed Purchasers that:

          (a) Corporate Existence and Power. The Transferor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified (or has duly applied for such qualification) to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or constitute a default under any agreement or any judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor (except as contemplated by Section 2.09 hereof).

          (c) Binding Effect. Each of this Agreement and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate, upon payment of the Transfer Price set forth therein, will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of, and purchasers from, the Transferor and the Sellers will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

          (e) Accuracy of Information. All information heretofore furnished by or on behalf of the Transferor or the Collection Agent on its behalf (including, without limitation, the Deposit Reports, the Settlement Statements, any other reports delivered pursuant to the terms of this Agreement and the Transferor's financial statements) to any CP Conduit Purchaser, any Committed Purchaser, any

     Funding Agent or the Administrative Agent for purposes of, or in connection with, this Agreement and the other Transaction Documents are, and all such information hereafter furnished by or on behalf of the Transferor to any CP Conduit Purchaser, any Committed Purchaser, any Funding Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

          (f) Tax Status. The Transferor has filed all material tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges other than taxes or filings contested in good faith or taxes which are not yet due and payable, and for which adequate reserves have been established in accordance with GAAP.

          (g) Action, Suits. There are no actions, suits or proceedings pending or, to the knowledge of the Transferor threatened, against or affecting the Transferor or its properties, in or before any court, arbitrator or other Official Body, which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the performance by the Transferor of its obligations under the Agreement or the validity and enforceability of this Agreement, the Receivables, the Contracts or any other Transaction Document, except as set forth in Exhibit F concerning Affiliates of the Transferor.

          (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which violates Regulation T, U or X of the Federal Reserve Board.

          (i) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 8.03 hereof, and the offices where the Transferor keeps all its Records are located at the address(es) described on Exhibit G or such other locations notified to the Administrative Agent in accordance with Section 2.09 hereof in jurisdictions where all action required by Section 2.09 hereof has been taken and completed.

          (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Administrative Agent, on behalf of the CP Conduit Purchasers and the Com-mitted Purchasers, shall acquire (A) a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or (B) a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security, Collections and Proceeds with respect thereto, in either case free and clear of any Adverse Claim.

          (k) Trade Names, etc. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in
     Section 10.03 hereof; (ii) the Transferor has no subsidiaries or divisions; and (iii) the Transferor has, within the last five (5) years, operated only under the trade names identified in Exhibit H hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto.

          (l) Nature of Receivables. Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Settlement Statement or other report delivered pursuant to Section
     2.12 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable."

          (m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of November 10, 2000, the aggregate Outstanding Balance of the Receivables in existence was $164,816,000, and the Net Receivables Balance was $148,360,000.

          (n) Credit and Collection Policy. Since the Closing Date, there have been no material changes in the Credit and Collection Policy, other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

          (o) Collections and Servicing. Since June 30, 2000, there has been no material adverse change in the ability of the Collection Agent, the Sellers, the Transferor or any Subsidiary or Affiliate of any of the foregoing to service and collect the Receivables.

          (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

          (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

          (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

          (s) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent and the Funding Agents for the CP Conduit Purchasers and the Committed Purchasers and for which Lock-Box Agreements have been executed in accordance with Section 2.09(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account, and only Collections are deposited into a Lock-Box Account.

          (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any "bulk sales" act or similar law.

          (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by any Seller has been purchased by the Transferor from the Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

          (v) Preference; Voidability. The Transferor shall have given reasonably equivalent value to each Seller in consideration for the transfer to the Transferor of the Receivables and Related Security, Collections and Proceeds with respect thereto from the Seiler, and each such transfer shall not have been made for or on account of an antecedent debt owed by the Seller to the Transferor, and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C.ss.ss.101 et seg.), as amended (the "Bankruptcy Code").

          (w) Subsidiaries. The Transferor shall not have any subsidiaries.

     Any document, instrument, certificate or notice delivered to the Administrative Agent or any Funding Agent by the Transferor or any agent of the Transferor hereunder shall be deemed a representation and warranty by the Transferor.

     SECTION 3.02. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.02(a) or Section 2.05 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.01 hereof are true and correct on and as of such day as though made on and as of such day.

                                   ARTICLE IV

                              Conditions Precedent

     SECTION 4.01. Conditions to Effectiveness. This Agreement shall become effective on the first day on which the Administrative Agent shall have received the following documents, instruments and Fees, all of which shall be in a form and substance acceptable to the Administrative Agent:

          (a) A Certificate of the Secretary or Assistant Secretary of the Transferor in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Administrative Agent, the CP Conduit Purchasers and the Committed Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Transferor a revised Certificate meeting the requirements of this clause (a)(i)), (ii) a copy of the Transferor's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Transferor's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Transferor approving this transaction and (v) certificates of the Secretary of State of the State of Delaware certifying the Transferor's good standing under the laws of the State of Delaware.

          (b) A Certificate of the Secretary or Assistant Secretary of each Seller in substantially the form of Exhibit I hereto certifying (i) the names and signatures of the officers and employees authorized on its behalf to execute the Receivables Purchase Agreement and any other documents to be delivered by it (on which Certificate the Administrative Agent, the CP Conduit Purchasers and the Committed Purchasers may conclusively rely until such time as the Administrative Agent shall receive from the Seller a revised Certificate meeting the requirements of this clause (b)(i)), (ii) a copy of the Seller's certificate of incorporation, certified by the Secretary of State of the state of such Seller's incorporation, (iii) a copy of the Seller's By-Laws, (iv) a copy of resolutions of the Board of Directors of the Seller approving this transaction and (v) certificates of the Secretary of State of the state of such Seller's incorporation, certifying the Seller's good standing under the laws of such state.

          (c) Acknowledgment copies evidencing the filing in the appropriate filing offices of proper financing statements (Form UCC-1), naming the Transferor as the debtor, the Administrative Agent, as secured party, and of such other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Administrative Agent's security interest in all Receivables, Related Security, Proceeds and Collections.

          (d) Acknowledgment copies evidencing the filing in the appropriate filing offices of proper financing statements (Form UCC-1), naming each Seller as debtor, the Transferor as secured party, and the Administrative Agent, as assignee of the secured party, and of such other similar instruments or documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership or security interest in all Receivables, Related Security and Collections.

          (e) Acknowledgment copies evidencing the filing in the appropriate filing offices of proper financing statements (Form UCC-3), if any, necessary to terminate or assign to the Administrative Agent all security interests and other rights of any person in Receivables previously granted by the Transferor.

          (f) Acknowledgment copies evidencing the filing in the appropriate filing offices of proper financing statements (Form UCC-3), if any, necessary to terminate or assign to the Administrative Agent all security interests and other rights of any person in Receivables, Related Security or Proceeds previously granted by the Sellers.

          (g) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent), dated a date reasonably near the Closing Date, listing all effective financing statements which name the Transferor and any Seller (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (c), (d), (e) or (f) above together with copies of such financing statements (none of which, except for those filed pursuant to item (c) or (d) or those terminated pursuant to item (e) or (f), shall cover any Receivables, Related Security or Contracts).

          (h) Executed copies of the Lock-Box Agreements relating to each of the Lock-Box Banks and the Lock-Box Accounts; provided that the Lock-Box Agreement with Wachovia Bank will be delivered, and the Transferor hereby covenants and agrees to deliver the Lock-Box Agreement with Wachovia Bank, within fifteen (15) days after the Closing Date.

          (i) An opinion of Cahill Gordon & Reindel, special counsel to the Transferor and the Sellers, addressed to the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Rating Agencies, regarding substantive consolidation in the event of a bankruptcy of MascoTech or any Seller and true sale between each Seller and the Transferor.

          (j) Opinions of special counsel to the Seller and the Transferor in the states of Indiana, Louisiana, Michigan, New Jersey, Ohio, Pennsylvania, Texas and Wisconsin, respectively, addressed to the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Rating Agencies, regarding perfection and priority of the interest granted by the Seller to the Transferor and the security interest granted by the Transferor to the Administrative Agent.

          (k) An opinion of Cahill Gordon & Reindel, special counsel to the Transferor and the Seller, addressed to the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Rating Agencies, regarding the enforceability of the Transaction Documents to which each is a party and other corporate matters.

          (l) An opinion of David Liner, Esq., General Counsel of MascoTech, Inc., addressed to the Administrative Agent, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Rating Agencies.

          (m) An executed copy of this Agreement and each other Transaction Document to be executed by the Transferor and the Sellers.

          (n) A Settlement Statement for October 2000 and a Deposit Report for the week ending November 11, 2000.

          (o) The most recent audited and unaudited consolidated financial statements of the Parent and a balance sheet of the Transferor certified by its chief financial officer.

          (p) All Fees required to be paid on or prior to the Closing Date in accordance with the Fee Letter shall have been paid.

          (q) Such other documents, instruments, certificates and opinions as the Administrative Agent shall reasonably request.

                                    ARTICLE V

                                    Covenants

     SECTION 5.01. Affirmative Covenants of the Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount, Servicing Fees and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Administrative Agent shall otherwise consent in writing:

          (a) Financial Reporting. The Transferor will maintain a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent:

          (i)Annual Reporting. Within ninety-five (95) days after the close of the Transferor's fiscal year, audited financial statements of the Parent and unaudited financial statements of the Transferor, prepared in accordance with GAAP consistently applied, in the case of the Parent on a consolidated basis for the Parent and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholders' equity and cash flows, accompanied by (in the case of the Parent) an audit report certified by PriceWaterhouseCoopers LLC or other nationally recognized independent certified public accountants (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of the audit), acceptable to the Administrative Agent, prepared in accordance with generally accepted auditing standards and any management letter prepared by said accountants.

          (ii)Quarterly Reporting. Within fifty (50) days after the close of the first three (3) quarterly periods of the Transferor's fiscal year, for
          (x) the Transferor and (y) for the Parent and its Subsidiaries, on a consolidated basis, unaudited balance sheets as at the close of each such period and related statements of operations, shareholders' equity and cash flows in each case for the period from the beginning of such fiscal year to the end of such quarter, in each case certified by its senior financial officer.

          (iii)Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or the Parent, as applicable, and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

          (iv)Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two Business Days after the actual knowledge of a Responsible Officer of the Transferor of the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor has taken or proposes to take with respect thereto.

          (v)Change in Credit and Collection Policy. Within ten (10) Business Days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

          (vi)Credit and Collection Policy. Within ninety (90) days after the close of each Seller's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

          (vii)ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any reportable event (as defined in Article IV of ERISA) which the Transferor, any of the Sellers or any ERISA Affiliate of the Transferor or the Sellers files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, any of the Sellers or any ERISA Affiliates of the Transferor or the Sellers receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

          (viii) Other Information. Such other information (including non-financial information) as the Administrative Agent may from time to time reasonably request with respect to the Sellers, the Transferor or any Subsidiary of any of the foregoing; provided that after a CP Conduit Purchaser's Termination Event with respect to any CP Conduit Purchaser such information shall also be provided to the Committed Purchaser with respect to such CP Conduit Purchaser.

          (b) Conduct of Business. The Transferor will carry on and conduct its business in substantially the same man-ner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except any jurisdictions where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

          (c) Compliance with Laws. The Transferor will, and will cause each Seller and each of the Transferor's and such Seller's Affiliates to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject, except to the extent that the failure to so comply with such laws, rules, regulations, writs, judgments, injunctions, decrees or awards would not materially adversely affect the ability of the Transferor to perform its obligations under the Agreement.

          (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause each Seller to, furnish to the Administrative Agent from time to time such information with respect to the Receivables as the Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable, together with an aging of Receivables. The Transferor will, and will cause each Seller to, at any time and from time to time during regular business hours and upon reasonable notice, permit the Administrative Agent (or the Committed Purchasers after a CP Conduit Purchaser's Termination Event with respect to the CP Conduit Purchasers), or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor and the Sellers for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's and the Sellers' performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers or employees of the Transferor and the Sellers having knowledge of such matters.

          (e) Keeping of Records and Books of Account. The Transferor will, and will cause each Seller to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate re-cords evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Seller to, give the Administrative Agent, each of the Funding Agents and each of the Committed Purchasers, prompt notice of any change in the administrative and operating procedures of the Transferor or such Seller, as applicable, referred to in the previous sentence to the extent such change may have a Material Adverse Effect.

          (f) Performance and Compliance with Contracts. The Transferor, at its expense, will instruct the Collection Agent to, and, to the extent applicable, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor under the Contracts related to the Receivables.

          (g) Credit and Collection Policies. The Transferor will instruct the Collection Agent and the Sellers to comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (h) Collections. The Transferor shall instruct the Collection Agent and the Sellers to instruct all obligors to cause all Collections (other than Collections remitted directly) to be deposited directly to a Lock-Box Account.

          (i) Collections Received. The Transferor shall, and shall instruct the Collection Agent and the Sellers to, hold in trust, and deposit immediately (but in any event no later than one (1) Business Day following receipt thereof) to a Lock-Box Account all Collections received from time to time by the Transferor, the Collection Agent and the Sellers.

          (j) Sale Treatment. The Transferor will not (i) account for (including for accounting purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by the Sellers to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the CP Conduit Purchasers or the Committed Purchasers, as applicable. In addition, the Transferor shall disclose (in a footnote or otherwise) in all of its financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor, the CP Conduit Purchasers and the Committed Purchasers in the Receivables and Related Security, Collections and Proceeds with respect thereto.

          (k) Separate Business. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

          (l) Corporate Documents. The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation or the By-laws with the prior written consent of the Administrative Agent which shall not be unreasonably withheld.

          (m) Net Worth. The Transferor on the Closing Date has a net worth, and thereafter maintains at all times a net worth (as defined in accordance with GAAP), of at least $25,000,000.

          (n) Separate Corporate Existence. The Transferor shall:

          (i)Maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and use its commercially reasonable efforts to ensure that the funds of the Transferor will not be diverted to any other Person or for other than corporate uses of the Transferor and that, except as contemplated by
          Section 6.02(b), such funds will not be commingled with the funds of any Seller or any Subsidiary or Affiliate of the Sellers;

          (ii)To the extent that it shares the same officers or other employees as any of its stockholders or Affiliates, fairly allocate among such entities the salaries of and the expenses related to providing benefits to such officers and other employees, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

          (iii)To the extent that it jointly contracts with any of its stockholders or Affiliates to do business with vendors or service providers or to share overhead expenses, fairly allocate among such entities the costs incurred in so doing, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

          (iv)Enter into all material transactions between the Transferor and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm's length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (iv);

          (v)Maintain office space separate from the office space of the Sellers and any Affiliates of the Sellers. To the extent that the Transferor and any of its stockholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

          (vi)Issue separate financial statements prepared not less frequently than quarterly and prepared in accordance with GAAP;

          (vii)Conduct its affairs strictly in accordance with its certificate of incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

          (viii) Not assume or guarantee any of the liabilities of the Sellers or any Affiliate thereof;

          (ix)Take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to
          (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct with respect to the Transferor and (y) comply with those procedures described in such provisions which are applicable to the Transferor;

          (x) Take such actions as are necessary to ensure that not less than one member of Transferor's Board of Directors shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of the Collection Agent or any of its Affiliates (the "Independent Directors"). The certificate of incorporation of the Transferor shall provide that (i) at least one member of the Transferor's Board of Directors shall be an Independent Director, (ii) the Transferor's Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Transferor unless a unanimous vote of the Transferor's Board of Directors (which vote shall include the affirmative vote of each Independent Director) shall approve the taking of such action in writing prior to the taking of such action and (iii) the provisions requiring an independent director and the provision described in clauses (i) and (ii) of this paragraph (b) cannot be amended without the prior written consent of each Independent Director;

          (xi)Take such actions as are necessary to ensure that no Independent Director shall at any time serve as a trustee in bankruptcy for the Transferor or any Affiliate thereof;

          (xii)Take such actions as are necessary to ensure that the books of account, financial reports and corporate records of the Transferor will be maintained separately from those of the Parent and each other Affiliate of the Transferor;

          (xiii) Take such actions as are necessary to ensure that any financial statements of Parent or Affiliate thereof which are consolidated to include the

          Transferor will contain detailed notes clearly stating that (A) all of the Transferor's assets are owned by the Transferor, and (B) the Transferor is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Transferor's assets prior to any value in the Transferor becoming available to the Transferor's equity holders; and the accounting records and the published financial statements of the Sellers will clearly show that, for accounting purposes, the Receivables and Related Security have been sold to the Transferor;

          (xiv)Take such actions as are necessary to ensure that the Transferor's assets will be maintained in a manner that facilitates their identification and segregation from those of the Parent, the Sellers and other Affiliates of the Parent;

          (xv)Take such actions as are necessary to ensure that no Affiliates of the Transferor shall, directly or indirectly, name the Transferor or enter into any agreement to name the Transferor a direct or contingent beneficiary or loss payee or any insurance policy covering the property of any such Affiliate; and

          (xvi)Take such actions as are necessary to ensure that no Affiliate of the Transferor will be, nor will hold itself out to be, responsible for the debts of the Transferor or the decisions or actions in respect of the daily business and affairs of the Transferor. The Transferor will immediately correct any known misrepresentation with respect to the foregoing, and the Transferor and its Affiliates will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity.

          (o) Enforcement of Receivables Purchase Acfreement. The Transferor shall use its best efforts to enforce all rights held by it under the Receivables Purchase Agreement and shall not waive any breach of any covenant contained in Section 5.01 thereunder without the written consent of the Administrative Agent.

     SECTION 5.02. Negative Covenants of the Transferor. During the term of this Agreement, unless the Administrative Agent shall otherwise consent in writing:

          (a) No Sales, Liens, etc. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Receivables or Related Security, or (y) any Lock-Box Account.

          (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.02 hereof, the Transferor will not, and will not permit any Seller to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

          (c) No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit any Seller to, make any change in the character of its business or in the Credit and Collection Policy, which change would have a Material Adverse Effect.

          (d) No Mergers, etc. The Transferor will not without the prior written consent of the Administrative Agent, and except as otherwise permitted pursuant to the Receivables Purchase Agreement, will not permit any Seller to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person, provided, that a Seller may merge with or into another Seller or with another Person if (A)(1) such Seller is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Seller is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Seller under the Transaction Documents, and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

          (e) Change in Payment Instructions to Obligors; Deposits to Lock-Box Accounts. The Transferor will not, and will not permit any Seller to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit B hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another exist-ing Lock-Box Account or (ii) the Administrative Agent shall have received written notice of such addition, termination or change at least thirty (30) days prior thereto and the Administrative Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable. The Transferor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables. However, in the event any Seller deposits or otherwise credits, or causes or permits to be so deposited or credited, to any Lock-Box Account, cash or cash proceeds other than Collections of Receivables, the Transferor shall, or shall cause such Seller to, segregate or cause to be segregated any such cash or cash proceeds from Collections within one (1) Business Day following the deposit or credit to any Lock-Box Account.

          (f) Change of Name, etc. The Transferor will not, and will not permit a Seller to, change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Transferor delivers to the Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor as are necessary to reflect such change and to continue the perfection of the Administrative Agent's ownership interests or security interests in the Receivables and Related Security, Collections and Proceeds with respect thereto and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Administrative Agent to continue to exercise its rights contained in Section 2.08 hereof.

          (g) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit any of the Sellers to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Administrative Agent; nor shall the Transferor take, or permit any of the Sellers to take, any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Administrative Agent, any CP Conduit Purchaser or any Committed Purchaser or which is inconsistent with the terms of this Agreement.

          (h) Other Debt. Except as provided for herein or in the Receivables Purchase Agreement, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement (including the Subordinated Note) for the purchase price of the Receivables under the Receivables Purchase Agreement; (ii) other indebtedness incurred in the ordinary course of its business to the extent permitted by or required under any other Transaction Document and (iii) additional indebtedness in an amount not to exceed $9,850 at any time outstanding.

          (i) ERISA Matters. The Transferor will not, and will not permit any Seller to, (i) engage or permit any of its ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate of the Transferor is required to make under the agreement relating to such Muitiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate of the Transferor under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, failure to make payments, terminations and reportable events occurring within any fiscal year of the Transferor in the aggregate, involve a payment of money or an incurrence of liability by the Transferor or any ERISA Affiliate of the Transferor in an amount which would be expected to have a Material Adverse Effect.

          (j) Payment to the Sellers. With respect to any Receivable sold by the Sellers to the Transferor, the Transferor shall, and shall cause the Sellers to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash or by increase in the amount of the Subordinated Note of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

                                   ARTICLE VI

                         Administration and Collections

     SECTION 6.01. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this
Section 6.01. Until the Administrative Agent (at the direction of the Funding Agents) gives notice to the Parent of the designation of a new Collection Agent pursuant to this Section 6.01, the Parent is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Administrative Agent; provided that the Parent shall be permitted to delegate its duties and obligations as Collection Agent hereunder to the Sellers or any of the Parent's Affiliates, but such delegation shall not relieve the Parent of its duties and obligations as Collection Agent hereunder. The Administrative Agent may, and upon the direction of the Required Committed Purchasers the Administrative Agent shall, but only after the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed the Parent or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. Following a Collection Agent Default or a Termination Event, the Administrative Agent may notify any Obligor of the designation of a successor Collection Agent.

     SECTION 6.02. Duties of Collection Agent.

     (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent, hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.01 hereof, to enforce its respective rights and interests in and under the Receivables and Related Security, Collections and Proceeds with respect thereto. To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take in the Transferor's name and on behalf of the Transferor any and all steps necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor, the CP Conduit Purchasers and the Committed Purchasers their respective allocable shares of the Collections of Receivables in accordance with Sections 2.05 and 2.06 hereof. The Collection Agent shall segregate and deposit to the Collection Account each CP Conduit Purchaser's and each Committed Purchaser's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent, in accordance with their respective interests, all Records which evidence or relate to Receivables, Related Security or Collections. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Parent or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Administrative Agent, any of the CP Conduit Purchasers, any of the Funding Agents or any of the Committed Purchasers a party to any litigation without the prior written consent of such Person.

     (b) The Collection Agent shall, as soon as practicable following receipt thereof, segregate any funds deposited in a Lock-Box Account or otherwise commingled and not attributable to a Receivable within one (1) Business Day of receipt thereof and remit such funds to the appropriate Person. If the Collection Agent is not the Transferor, the Parent, any Seller or an Affiliate of the Transferor or the Sellers, the Collection Agent, by giving three (3) Business Days' prior written notice to the Administrative Agent, may revise the Servicing Fee; provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Collection Agent and the Administrative Agent reflecting rates and terms prevailing at such time as would be negotiated on an arm's-length basis. The Collection Agent, if other than the Transferor, the Parent, any Seller or an Affiliate of the Transferor or the Sellers, shall as soon as practicable upon demand, deliver to the applicable Seller all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

     (c) On or before ninety-five (95) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 2000, the Collection Agent shall cause a firm of nationally recognized independent public accountants reasonably acceptable to the Administrative Agent (who may also render other services to the Collection Agent, the Transferor, the Sellers or any Affiliates of any of the foregoing), at the expense of the Transferor, to furnish a report to the Administrative Agent and the Transferor to the effect that they have:

          (i) selected at least one Settlement Statement for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Settlement Statement relating to sales, total dilution, net sales, collections, write-offs, concentrations and aging of Receivables agreed with the information provided to the Collection Agent by each Seller;

          (ii) for four (4) Sellers selected by the Administrative Agent, verified that the amounts presented on each of the Seller's reports to the Collection Agent for the periods selected in (i) above relating to sales, total dilution, net sales, collections, write-offs, concentrations and aging of Receivables agreed with the information contained within such Seller's underlying accounting records for such Settlement Period;

          (iii) selected at least one Deposit Report for each fiscal quarter delivered during the fiscal year then ended and verified that the amounts presented on such Deposit Report relating to sales, collections, concentrations and aging of Receivables agreed with the information provided to the Collection Agent by each Seller;

          (iv) for four (4) Sellers selected by the Administrative Agent (which may be the same Sellers selected in (ii) above), verified that the amounts presented on each of the Seller's reports to the Collection Agent for the periods selected in (iii) above relating to sales, collections, concentrations and aging of Receivables agreed with the information contained within such Seller's underlying accounting records for such period;

          (v) recalculated the Net Receivables Balance as of the end of at least one Settlement Period and one Deposit Report for each fiscal quarter;

          (vi) selected a sample of fifteen (15) Receivables for each of the four (4) Sellers selected in (ii) above and verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of clauses (iii), (iv) and (viii) of the definition of such term;

          (vii) selected at least one Settlement Statement for each fiscal quarter and conducted a "negative confirmation" or other alternative procedures of a sample of fifteen (15) Receivables for each of the four (4) Sellers selected in (ii) above (which can be the same Receivables selected in clause (vi) above) and verified that each Seller's records and computer system used in servicing the Receivables contained correct information with regard to outstanding balances; and

          (viii) selected at least one Settlement Statement for each fiscal quarter and selected a sample of fifteen (15) Receivables for each of the four (4) Sellers selected in (ii) above (which can be the same Receivables selected in clause (vi) above) and verified that such Receivables were included in the proper aging category on such Settlement Statement based on the dates listed on the original invoices for such Receivables;

except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

     (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor, the Parent, any Seller or any Affiliate of the Transferor or the Sellers, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.02(b) hereof.

     SECTION 6.03. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent other than the Parent, any Seller or the Transferor pursuant to the penultimate sentence of Section 6.01 hereof:

          (i) The Administrative Agent may, at its option, or shall, at the direction of the Required Committed Purchasers, direct that payment of all amounts payable under any Receivable be made directly to the Administrative Agent or its designee for the benefit of the CP Conduit Purchasers and the Committed Purchasers.

          (ii) The Transferor shall, at the Administrative Agent's request and at the Transferor's expense, give notice of the CP Conduit Purchasers', the Transferor's and/or the Committed Purchasers' ownership of Receivables to each Obligor and direct that payments be made directly to the Administrative Agent or its designee.

          (iii) The Transferor shall, at the Administrative Agent's request, (A) assemble all of the Records, and shall make the same available to the Administrative Agent or its designee at a place selected by the Administrative Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Administrative Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee.

          (iv) The Transferor hereby authorizes the Administrative Agent to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the determination of the Administrative Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

     SECTION 6.04. Representations and Warranties of the Collection Agent. The Collection Agent represents and warrants (solely as to itself) to the Administrative Agent, each CP Conduit Purchaser, each Committed Purchaser and each Funding Agent as of the date it becomes a Collection Agent hereunder that:

          (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted, except where the failure to obtain such licenses, authorizations, consents and approvals would not have a Material Adverse Effect. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          (b) Corporate and Governmental Authorization, Contravention. The execution, delivery and performance by the Collection Agent of this Agreement (i) are within the Collection Agent's corporate powers, (ii) have been duly authorized by all necessary corporate action on the Collection Agent's part, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof (except for the filing of UCC financing statements as required by this Agreement or as have been taken or filed and, with respect to filings other than UCC financing statements, filings where the failure to file will not have a Material Adverse Effect),
     (iv) do not contravene, or constitute a default under, any provision of applicable Law or of the organizational documents of the Collection Agent or of any agreement or other material instrument binding upon the Collection Agent, except where such contravention or default would not have a Material Adverse Effect, or (v) result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Affiliates (except those created by the Transaction Documents).

          (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligations of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

          (d) Action, Suits. Except as set forth in Exhibit F hereto, there are no actions, suits or proceedings pend-ing, or to the knowledge of the Collection Agent, threatened, against the Collection Agent, or any Affiliate of the Collection Agent, or its respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     SECTION 6.05. Covenants of the Collection Agent. At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Administrative Agent shall otherwise consent in writing:

          (a) Credit and Collection Policy. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (b) Collections Received. The Collection Agent shall hold in trust, and deposit as soon as reasonably practicable (but in any event no later than one Business Day following its receipt thereof) to a Lock-Box Account all Collections received from time to time by the Collection Agent.

          (c) Notice of Termination Events, Potential Termination Events or Collection Agent Defaults. Immediately, and in any event within one (1) Business Day after the Collection Agent obtains knowledge of the occurrence of each Termination Event, Potential Termination Event or Collection Agent Default, the Collection Agent will furnish to the Administrative Agent and each Funding Agent a statement of a Responsible Officer of the Collection Agent setting forth details of such Termination Event, Potential Termination Event or Collection Agent Default, and the action which the Collection Agent, the Transferor or a Seller proposes to take with respect thereto.

          (d) Conduct of Business. The Collection Agent will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted to the extent that the failure to maintain such would have a Material Adverse Effect.

          (e) Compliance with Laws. The Collection Agent will comply in all respects with all Laws with respect to the Receivables to the extent that any non-compliance would have a Material Adverse Effect.

          (f) Further Information. The Collection Agent shall furnish or cause to be furnished to the Administrative Agent and, after a Termination Event or a Potential Termination Event, any Funding Agent such other information relating to the Receivables and readily available public information regarding the financial condition of the Collection Agent, as soon as reasonably practicable, and in such form and detail, as the Administrative Agent may reasonably request and, after a Termination Event or a Potential Termination Event, as any Funding Agent may reasonably request.

     SECTION 6.06. Negative Covenants of the Collection Agent. At all times from the date hereof to the date on which the Aggregate Unpaids shall be equal to zero, unless the Administrative Agent shall otherwise consent in writing:

          (a) No Sales, Liens, Etc. Except as otherwise provided herein, in the Receivables Purchase Agreement and in the Credit Agreement, the Collection Agent will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon (or file any financing statement) or with respect to (x) any of the Receivables, Related Security, Collections or Proceeds with respect thereto, (y) any inventory or goods, the sale of which may give rise to a Collection, or (z) any Lock-Box Account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

          (b) Consolidations, Mergers and Sales of Assets. The Collection Agent shall not without the prior written consent of the Administrative Agent,
     (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Collection Agent may consolidate or merge with another Person if (A)(1) the Collection Agent is the corporation surviving such consolidation or merger or (2) the Person into or with whom the Collection Agent is merged or consolidated is an Affiliate and the surviving corporation assumes in writing all duties and liabilities of the Collection Agent hereunder and (B) immediately after and giving effect to such consolidation or merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

          (c) Lock-Box Accounts. Except as permitted pursuant to Section 2.09(b) of this Agreement or as otherwise permitted under or required by the Transaction Documents, the Collection Agent shall not make, or cause or permit any other Person to make any transfer of funds on deposit in a Lock-Box Account.

          (d) Modifications of Receivables or Contracts. The Collection Agent shall not extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Receivable or amend, modify or waive any term or condition of any Contract related thereto; provided, that the Collection Agent may take such actions as are expressly permitted by the terms of any Transaction Document.

     SECTION 6.07. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent default (each, a "Collection Agent Default"):

          (a) (i) the Collection Agent or, to the extent that the Transferor, the Parent, any Seller or any Affiliate of the Transferor or the Sellers is then acting as Collection Agent, the Transferor, the Parent, such Seller or such Affiliate, as applicable, shall fail to observe or perform any material term, covenant or agreement hereunder (other than as referred to in clauses (ii) and (iii) of this Section 6.07(a)), and such failure shall remain unremedied for ten (10) days, after a Responsible Officer of the Collection Agent has knowledge thereof or (ii) the Collection Agent or, to the extent that the Transferor, the Parent, any Seller or any Affiliate of the Transferor or the Sellers is then acting as Collection Agent, the Transferor, the Parent, such Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due and such failure remains uncured for one (1) Business Day or the Collection Agent shall fail to observe or perform in any material respect any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.09(b) hereof, or (iii) the Collection Agent fails to deliver any Deposit

     Report within two (2) Business Days of the date when due or Settlement Statement within one (1) Business Day of the date when due; or

          (b) any representation, warranty, certification or statement made by the Collection Agent in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Collection Agent Default unless such event shall continue unremedied for a period of ten (10) days from the date a Responsible Officer of the Collection Agent obtains knowledge thereof; or

          (c) the Collection Agent or any of its Subsidiaries shall fail to make any payment of principal or interest in respect of any Indebtedness evidencing an aggregate outstanding principal amount exceeding $15,000,000, when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (c) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

          (d) any Event of Bankruptcy shall occur and be continuing for sixty
     (60) days with respect to the Collection Agent or any of its Subsidiaries;
     or

          (e) there shall have occurred any event which, in the commercially reasonable judgment of the Administrative Agent, materially and adversely affects the Collection Agent's ability to collect the Receivables under this Agreement.

     SECTION 6.08. Responsibilities of the Transferor and the Sellers. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Seller to, (i) perform all of such Seller's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Administrative Agent, the CP Conduit Purchasers and the Committed Purchasers of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Administrative Agent, any of the CP Conduit Purchasers nor any of the Committed Purchasers shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

                                   ARTICLE VII

                               Termination Events

     SECTION 7.01. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) the Transferor, any Seller or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder and such failure continues for one (1) Business Day; or

          (b) any representation, warranty, certification or statement made by the Transferor, the Collection Agent or any Seller in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that no such event shall constitute a Termination Event unless such event shall continue unremedied for a period of ten (10) days from the date a Responsible Officer of the Transferor obtains knowledge thereof; provided further that no grace period shall apply to Sections 3.01(c), 3.01(d), 3.01(j), 3.01(q) and 3.01(r) of this Agreement (and, for the avoidance of doubt, the cure period described in the first proviso of this Section 7.01(b) shall not apply to payments required to be made pursuant to Section 2.10(b)); and provided further that no such event shall constitute a Termination Event if the

     Transferor shall have timely paid to the Collection Agent the Deemed Collection required to be paid as a result of such event in accordance with
     Section 2.10(b); or

          (c) the Transferor, any Seller or the Collection Agent shall default in the performance of any undertaking (other than those covered by clause
     (a) above) under any Transaction Document and such default shall continue for ten (10) days after a Responsible Officer of such party has knowledge thereof; or

          (d) the Transferor shall fail to make any payment of principal or interest in respect of any Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto; or any event or condition occurs that results in any such Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or

          (e) any Event of Bankruptcy shall occur with respect to the Transferor, the Collection Agent, any Seller, the Parent or any of its Subsidiaries; or

          (f) after the filing in the appropriate offices of the financing statements described in Sections 4.01(c), 4.01(d), 4.01(e) and 4.01(f), the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Receivables and Related Security, Collections and Proceeds with respect thereto, free and clear of any Adverse Claims; or

          (g) a Collection Agent Default shall have occurred; or

          (h) the Transferor, the Parent or any Seller shall enter into any corporate transaction or merger whereby it is not the surviving entity (other than, in the case of any Seller, a merger or consolidation which does not, in the reasonable opinion of the Administrative Agent, materially adversely affect the collectibility of the Receivables sold by such Seller or the performance of such Seller's obligations under the transaction documents); or

          (i) there shall have occurred any event or condition which would have material adverse effect on either the collectibility of the Receivables or the ability of the Transferor or any Seller to perform its respective obligations under the Transaction Documents to which it is a party since the Closing Date; or

          (j) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment from previously received Collections or other funds available to the Transferor or increases the balance of the Receivables on the next Business Day following such breach so as to reduce the Percentage Factor to less than or equal to 100%; or
     (ii) the Net Investment shall exceed the Facility Limit; or

          (k) the average Dilution Ratio for the three preceding Settlement Periods exceeds 2.5%; or

          (l) the average Default Ratio for the three preceding Settlement Periods exceeds 3%; or

          (m) the Parent or any of its Subsidiaries default in the observance or performance of Section 6.13 or 6.14 of the Credit Agreement or an Event of Default (as such term is defined in the Credit Agreement) described in
     Section 7.01(r) of the Credit Agreement shall have occurred; or

          (n) a Responsible Officer of the Transferor receives notice or becomes aware that a notice of Lien has been filed against the Transferor or the Collection Agent under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies; or

          (o) the Receivables Purchase Agreement is terminated; or

          (p) the Parent and the Sellers (in the aggregate) shall fail to maintain 100% ownership of the Transferor.

     SECTION 7.02. Remedies Upon the Occurrence of a Termination Event.

     (a) Upon the occurrence of any Termination Event, the Administrative Agent may, or at the direction of the Re-quired Committed Purchasers shall, by notice to the Transferor and the Collection Agent, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Sections 7.01(e), 7.01(f), 7.01(j)(i), 7.01(j)(ii) and 7.01(n) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.02(a), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Administrative Agent may, by notice to the Transferor, declare such event or condition a Potential Termination Event.

     (b) In addition, if any Termination Event occurs hereunder, (i) the Administrative Agent shall promptly notify the Transferor in writing whether it has declared the Termination Date to have occurred and whether it will be exercising the remedies specified in this Section 7.02, (ii) the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the Relevant UCC by applicable law in respect thereto and (iii) if the Administrative Agent so elects (A) the Facility Limit shall be reduced as of each calendar date thereafter equal to the Net Investment as of such date and (B) the Percentage Factor shall be increased to 100%.

     SECTION 7.03. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Administrative Agent, on behalf of the CP Conduit Purchasers and/or the Committed Purchasers, of the Transferred Interest if any Termination Event occurs hereunder and the Administrative Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Sections 3.01(a), 3.01(b), 3.01(c), 3.01(d), 3.01(g) and 3.01(j) of this Agreement. The reconveyance price shall be paid by the Transferor to the Administrative Agent, for the account of the CP Conduit Purchasers and the Committed Purchasers, as applicable, in immediately available funds on demand in an amount equal to the Aggregate Unpaids.

                                  ARTICLE VIII

                            The Administrative Agent

     SECTION 8.01. Appointment. Each of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents hereby irrevocably designates and appoints the Administrative Agent as the agent of such Person under this Agreement and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any CP Conduit Purchaser, any Committed Purchaser or any Funding Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent; and (ii) in no event shall the Administrative Agent be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents, and the Administrative Agent does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any such Person.

     SECTION 8.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel (who may be counsel for the Transferor or the Collection Agent), independent public accountants and other experts selected by it concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 8.03. Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (x) with the consent or at the request of the CP Conduit Purchasers, the Committed Purchasers or the Funding Agents or (y) in the absence of its own gross negligence or willful misconduct or (ii) responsible in any manner to any of the CP Conduit Purchasers, the Committed Purchasers or the Funding Agents for any recitals, statements, representations or warranties made by the Transferor, the Collection Agent, the Sellers or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Transaction Document, the Receivables (or any Related Security, Collections and Proceeds with respect thereto) or any Transferred Interest or for any failure of any of the Transferor, the Collection Agent, the Sellers or the Obligors to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any CP Conduit Purchaser, any Committed Purchaser or any Funding Agent to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document or to inspect the properties, books or records of the Transferor, the Collection Agent or any Seller.

     SECTION 8.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, fax, e-mail, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor or the Collection Agent), independent accountants and other experts selected by the Administrative Agent and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Docu-ment unless it shall first receive such advice or concurrence of the Funding Agents, on behalf of the CP Conduit Purchasers, as it deems appropriate or it shall first be indemnified to its satisfaction by the Funding Agents against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Transaction Documents in accordance with a request of the Funding Agents, on behalf of the CP Conduit Purchasers (unless, in the case of any action relating to the giving of consent hereunder, the giving of such consent requires the consent of all the CP Conduit Purchasers), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents.

     SECTION 8.05. Notice of Collection Agent Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Collection Agent Default or any Termination Event unless the Administrative Agent has received notice from a CP Conduit Purchaser, a Committed Purchaser, a Funding Agent, the Transferor or the Collection Agent referring to this Agreement, describing such Collection Agent Default or Termination Event and stating that such notice is a "notice of a Collection Agent Default" or "notice of a Termination Event", as the case may be. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Funding Agents, the Transferor and the Collection Agent. The Administrative Agent shall take such action with respect to such event as shall be reasonably directed by the Required Committed Purchasers, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the CP Conduit Purchasers.

     SECTION 8.06. Non-Reliance on the Administrative Agent and Other Purchasers. Each of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Ad-ministrative Agent hereinafter taken, including any review of the affairs of the Transferor, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other CP Conduit Purchaser, Committed Purchaser or Funding Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Transferor and the Collection Agent and made its own decision to enter into this Agreement. Each of the CP Conduit Purchasers, the Committed Purchasers and the Funding Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other CP Conduit Purchaser, Committed Purchaser or Funding Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Transferor, the Collection Agent and the Sellers. Except for notices, reports and other documents expressly required to be furnished to the Funding Agents by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any CP Conduit Purchaser, any Committed Purchaser or any Funding Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Transferor, the Collection Agent or the Sellers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     SECTION 8.07. Indemnification. Each of the Committed Purchasers and the Funding Agents agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Transferor, the Collection Agent and the Sellers and without limiting the obligation of the Transferor, the Collection Agent and the Sellers to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Transaction Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Committed Purchaser or Funding Agent shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of all amounts payable hereunder.

     SECTION 8.08. The Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Transferor, the Collection Agent or any of their Affiliates as though the Administrative Agent were not the Administrative Agent hereunder. With respect to any Transferred Interest held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Agreement and the other Transaction Documents as any Purchaser and may exercise the same as though it were not the Administrative Agent, and the terms "Committed Purchaser," and "Purchaser" shall include the Administrative Agent in its individual capacity.

     SECTION 8.09. Resignation of Administrative Agent; Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent at any time by giving 30 days' notice to the Funding Agents, the Transferor and the Collection Agent. The Administrative Agent may be removed at any time by a resolution of the Required Committed Purchasers, removing the Administrative Agent and appointing from among the Funding Agents a successor administrative agent, which successor administrative agent shall be approved by the Transferor and the Collection Agent (which approval shall not be unreasonably withheld), delivered to the Administrative Agent and the Collection Agent. If Chase shall resign as Administrative Agent under this Agreement, then the Required Committed Purchasers, shall promptly appoint a successor administrative agent from among the Funding Agents, which successor administrative agent shall be approved by the Transferor and the Collection Agent (which approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Funding Agents, the Transferor and the Collection Agent, a successor agent from among the Funding Agents. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Collection Agent shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Committed Purchasers appoint a successor agent as provided for above. Effective upon the appointment of a successor administrative agent, such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                                   ARTICLE IX

                                Limited Guaranty

     SECTION 9.01. Guaranty of Obligations. The Guarantor unconditionally guarantees the full and prompt payment when due of all of the payment obligations and the timely performance of all of the performance obligations of the Sellers of every kind and nature now or hereafter existing, or due or to become due, under the Transaction Documents (collectively, the "Obligations"); provided that, such Obligations shall not include amounts not collected in respect of any Receivable as a result of the creditworthiness of an Obligor, including, but not limited to, amounts required to be returned to an Obligor as a voidable preference. The Guarantor shall pay all reasonable costs and expenses including, without limitation, all court costs and reasonable attorney's fees and expenses paid or incurred by the Administrative Agent and the other Beneficiaries in connection with (a) the collection of all or any part of the Obligations from the Guarantor and (b) the prosecution or defense of any action by or against the Administrative Agent, the other Beneficiaries or the Transferor in connection with, or relating to, the Obligations, whether involving the Sellers, the Collection Agent, the Guarantor, the Transferor or any other party (including, but not limited to, a trustee in a bankruptcy or a debtor-in-possession).

     SECTION 9.02. Validity of Obligations; Irrevocability. The Guarantor agrees that subject to the proviso set forth in Section 9.01 above its obligations under this Guaranty shall be unconditional, irrespective of (i) the validity, enforceability, discharge, disaffirmance, settlement or compromise (by any Person, including a trustee in a bankruptcy or a debtor-in-possession) of the Obligations or of the Transaction Documents or any Contract, (ii) the absence of any attempt to collect the Obligations from a Seller or the Collection Agent or any other party, (iii) the waiver or consent by any Person with respect to any provision of any instrument evidencing the Obligations, (iv) any change of the time, manner or place of payment or performance, or any other term of any of the Obligations, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations or rights of any Person with respect thereto,
(vi) the failure by any Person to take any steps to perfect and maintain perfected its interest in the Receivables or any security or collateral related to the Obligations or (vii) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor agrees that the Administrative Agent and the Beneficiaries shall be under no obligation to marshal any assets in favor of or against or in payment of any or all of the Obligations. The Guarantor further agrees that, to the extent a payment is made by a Seller or the Collection Agent under the Transaction Documents, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Seller or the Collection Agent, its estate, trustee, receiver or any other party, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Guarantor waives all set-offs, defenses and counterclaims and all presentments, demands for performance, notices of dishonor and notice of acceptance of this Guaranty. The Guarantor agrees that its obligations under this Guaranty shall be irrevocable.

     SECTION 9.03. Several Obligations. The obligations of the Guarantor hereunder are separate and apart from the Sellers or any other Person, and are primary obligations concerning which the Guarantor is the principal obligor. The Guarantor agrees that this Guaranty shall not be discharged except by payment in full of the Obligations and complete performance of the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder shall not be affected in any way by the release or discharge of a Seller from the performance of any of the Obligations (other than the full and final payment of all of the Obligations), whether occurring by reason of law or any other cause, whether similar or dissimilar to the foregoing.

     SECTION 9.04. Subrogation Rights. If any amount shall be paid to the Guarantor on account of subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Administrative Agent, on behalf of the Beneficiaries, and shall forthwith be paid to the Administrative Agent to be applied to the Obligations. If (a) the Guarantor shall make payment to the Administrative Agent of or perform all or any part of the obligations and (b) all the Obligations shall be paid and performed in full, the Administrative Agent will, at the Guarantor's request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment or performance by the Guarantor. The Guarantor hereby agrees that it shall have no rights of subrogation with respect to amounts due to the Administrative Agent or the Beneficiaries until such time as all obligations of the Sellers to the Transferor, the Administrative Agent and the Beneficiaries have been paid or performed in full and the Receivables Transfer Agreement has been terminated.

     SECTION 9.05. Rights of Set-Off. The Guarantor hereby authorizes the Administrative Agent, on behalf of the Beneficiaries, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent or the Beneficiaries to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing un-der this Guaranty (even if contingent or unmatured). The Guarantor hereby acknowledges that rights of the Administrative Agent, on behalf of the Beneficiaries, described in this Section 9.05 are in addition to all other rights and remedies (including, without limitation, other rights of set-off) the Administrative Agent and the Beneficiaries may have.

     SECTION 9.06. Representations and Warranties. The Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Beneficiaries, as of the date hereof, as follows:

     (a) Corporate Existence and Power. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Guarantor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Guarantor of this Guaranty and the other Transaction Documents to which the Guarantor is a party are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or By-laws of the Guarantor or of any material agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Adverse Claim on the assets of the Guarantor or any of its Subsidiaries.

     (c) Binding Effect. Each of this Guaranty and the other Transaction Documents to which the Guarantor is a party constitutes the legal, valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors and general equitable principles (whether considered in a proceeding at law or in equity).

     (d) Accuracy of Information. All written information heretofore furnished by the Guarantor to the Administrative Agent or the Beneficiaries for purposes of or in connection with this Guaranty, the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such written information hereafter furnished by the Guarantor to the Administrative Agent or the Beneficiaries will be, true and accurate in every material respect on the date such information is stated or certified.

     (e) Tax Status. The Guarantor has filed all tax returns (Federal, state and local) required to be filed and has paid prior to delinquency or made adequate provision for the payment of all taxes, assessments and other governmental charges (including for such purposes, the setting aside of appropriate reserves for taxes, assessments and other governmental charges being contested in good faith).

     (f) Action, Suits. There are no actions, suits or proceedings pending, or to the knowledge of the Guarantor threatened, against or affecting the Guarantor or any Affiliate of the Guarantor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     (g) Not an Investment Company The Guarantor is not, nor is it controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                                    ARTICLE X

                                  Miscellaneous

     SECTION 10.01. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, and all accrued Discount, Servicing Fees and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Administrative Agent, the CP Conduit Purchasers and the Committed Purchasers with respect to any representation and warranty made or deemed to be made by the Transferor or the Seller pursuant to this Agreement, (ii) the indemnification and payment provisions of the Asset Purchase Agreements, and (iii) the agreements set forth in Sections 10.08 and 10.09 hereof, shall be continuing and shall survive any termination of this Agreement.

     SECTION 10.02. Waivers; Amendments. No failure or delay on the part of the Administrative Agent, any CP Conduit Purchaser, any Funding Agent or any Committed Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and the Required Committed Purchasers and, if such amendment is material, the Rating Agencies, to the extent required by the terms and conditions of the commercial paper program of any CP Conduit Purchaser, have provided Rating Confirmations; provided, however, that no such amendment or waiver shall, without the consent of each affected Committed Purchaser, (A) extend the Commitment Expiry Date or the date of any payment or deposit of Collections by the Transferor or Collection Agent, (B) reduce the rate or extend the time of payment of any interest or fees hereunder, (C) change the amount of an Committed Purchaser's Pro Rata Share or Commitment, (D) consent to or permit the assignment or transfer by the Transferor of any of its rights or obligations under this Agreement, or (E) amend or modify this Section 10.02 or the definition of "Required Committed Purchasers".

     SECTION 10.03. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.03 and confirmation is received,
(ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one
(1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.03. However, anything in this Section 10.03 to the contrary notwithstanding, the Transferor hereby authorizes the Administrative Agent to effect Transfers,

Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Administrative Agent in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, the records of the Administrative Agent shall govern absent manifest error.

     If to the CP Conduit Purchasers, to the address set forth on Schedule B (with a copy to the Administrative Agent).

                  If to the Transferor:

                  21001 Van Born Road
                  Taylor, MI  48180
                  Attention:  Jim Tompkins
                  Telephone:  (313) 792-6403
                  Telecopy:  (313) 792-6940

                  with a copy to:

                  Jonathan A. Schaffzin
                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005
                  Telecopy:  (212) 269-5420

If to the Sellers, to the address set forth on Schedule I to the Receivables Purchase Agreement.

                  If to the Administrative Agent:

                  THE CHASE MANHATTAN BANK
                  450 W. 33rd St., 15th Floor
                  New York, NY 10011
                  Attention:  Lara Graff
                  Telephone:  212-946-3748
                  Telecopy:  212-946-8098

If to the Committed Purchasers, at their respective addresses set forth on Schedule B.

     SECTION 10.04. Governing Law; Submission to Jurisdiction; Integration.

     (a) This Agreement shall be governed by, and construed in accordance with the laws of the State of New York. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.04 shall affect the right of any party hereto to bring any action or proceeding against any party hereto or its respective properties in the courts of other jurisdictions.

     (b) Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

     (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     SECTION 10.05. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 10.06. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Seller may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent. No provision of this Agreement shall in any manner restrict the ability of any CP Conduit Purchaser or any Committed Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest as provided in this Section 10.06.

     (b) Conduit Assignees. Each CP Conduit Purchaser may, from time to time with prior or concurrent notice to the Transferor, the Funding Agent for such CP Conduit Purchaser and the Administrative Agent, assign all or any portion of the CP Conduit Purchaser's Interest with respect to such CP Conduit Purchaser (and its related Committed Purchasers) and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee with respect to such CP Conduit Purchaser. Upon such assignment by a CP Conduit Purchaser to a Conduit Assignee, (A) the related administrative or managing agent for such Conduit Assignee will act as the Funding Agent for such Conduit Assignee hereunder, (B) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to such CP Conduit Purchaser and its related Committed Purchasers herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee), (C) such Conduit Assignee shall assume all of such CP Conduit Purchaser's obligations hereunder or under any other Transaction Document (whenever created, whether before or after such assignment) with respect to the assigned portion of the CP Conduit Purchaser's Interest and such CP Conduit Purchaser shall be released from all such obligations, (D) all distributions to such CP Conduit Purchaser hereunder with respect to the assigned portion of the CP Conduit Purchaser's Interest shall be made to such Conduit Assignee, (E) the definition of the term "CP Rate" shall be determined on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such CP Conduit Purchaser), (F) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and
(G) if requested by the Administrative Agent or administrative or manag-ing agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents (including amendments to this Agreement) and take such other actions as the Administrative Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing.

     (c) Participations. Any Committed Purchaser may, with the consent of the Administrative Agent and in the ordinary course of its business and its accordance with applicable law, at any time sell to one or more Persons (each, a "Participant") participating interest in its rights and obligations hereunder and under the Transaction Documents; provided, however, that each Participant shall purchase an identical percentage in such selling Committed Purchaser's Commitment, and Pro Rata Share of the Committed Purchaser Funded Amount. Notwithstanding any such sale by an Committed Purchaser of participating interest to a Participant, such Committed Purchaser's rights and obligations under this Agreement shall remain unchanged, such Committed Purchaser shall remain solely responsible for the performance hereof, and each CP Conduit Purchaser and the Administrative Agent shall continue to deal solely and directly with such Committed Purchaser in connection with such Committed Purchaser's rights and obligations under this Agreement and the other Transaction Documents. Each Committed Purchaser agrees that any agreement between such Committed Purchaser and any such Participant in respect of such participating interest shall not restrict such Committed Purchaser's right to agree to any amendment, supplement, waiver or modification to this Agreement.

     (d) Assignments.

     (i) Any Committed Purchaser may at any time and from time to time, upon the prior written consent of the related CP Conduit Purchaser and the Administrative Agent, and, if the Purchaser is not an Affiliate of the selling Committed Purchaser, the prior written consent of the Transferor (which consent shall not be unreasonably withheld), assign to one or more accredited investors or other Persons ("Purchaser(s)") all or any part of its rights and obligations under this Agreement and the other Transaction Documents pursuant to a supplement to this Agreement, substantially in the form of Exhibit K hereto (each, a "Transfer Supplement"), executed by the Purchaser, such selling Committed Purchaser, the related CP Conduit Purchaser, the Administrative Agent and, if applicable, the Transferor; and provided, however, that (A) each Purchaser shall purchase an identical percentage in such selling Committed Pur-chaser's Commitment and Pro Rata Share of the Committed Purchaser Funded Amount,
(B) any such assignment cannot be for an amount less than the lesser of (1) $5,000,000 and (2) such selling Committed Purchaser's Commitment or Pro Rata Share of the Committed Purchaser Funded Amount (calculated at the time of such assignment) and (C) each Purchaser must be (1) a financial institution incorporated in an OECD country and rated at least A-1/P-1 (or the equivalent short-term ratio) by the Rating Agencies and (2) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended).

     (ii) Each of the Committed Purchasers agrees that in the event that it shall cease to have short-term debt ratings at least equal other ratings then assigned to the Commercial Paper by the Rating Agencies, or, if such Committed Purchaser does not have short-term debt which is rated by the Rating Agencies, in the event that the parent corporation of such Committed Purchaser has rated short-term debt, such parent corporation ceases to have short-term debt ratings at least equal to the ratings then assigned to the Commercial Paper by the Rating Agencies (each, an "Affected Committed Purchaser"), such Affected Committed Purchaser shall be obliged, at the request of the related CP Conduit Purchaser and the Administrative Agent, to assign all of its rights and obligations hereunder to (x) one or more other Committed Purchasers selected by such CP Conduit Purchaser and the Administrative Agent which are willing to accept such assignment, or (y) another financial institution having short-term debt ratings at least equal to the ratings then assigned to the Commercial Paper by the Rating Agencies nominated by the Administrative Agent and consented to by such CP Conduit Purchaser (which consent shall not be unreasonably withheld) and the Administrative Agent, and willing to participate in this facility through the Commitment Expiry Date in the place of such Affected Committed Purchaser; provided that (i) the Affected Committed Purchaser receives payment in full, pursuant to a Pro Rata Share of the Committed Purchaser Funded Amount and any other amounts due and owing to such Affected Committed Purchaser under this Agreement and the other Transaction Documents and (ii) such nominated financial institution, if not an existing Committed Purchaser, satisfies all the requirements of this Agreement.

     (iii) Upon (A) execution of a Transfer Supplement, (B) delivery of an executed copy thereof to the related CP Conduit Purchaser and the Administrative Agent, (C) payment, if applicable, by the Purchaser to such selling Committed Purchaser of an amount equal to the purchase price agreed between such sell-ing Committed Purchaser and the Purchaser and (D) receipt by such CP Conduit Purchaser of a Rating Confirmation, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and the Purchasers shall, for all purposes, be an Committed Purchaser party to this Agreement and shall have all the rights and obligations of an Committed Purchaser under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the CP Conduit Purchasers, the Committed Purchasers or the Administrative Agent shall be required. The amount of the assigned portion of the selling Committed Purchaser's Pro Rata Share of the Committed Purchaser Funded Amount allocable to the Purchaser shall be equal to the Transferred Percentage (as defined in the Transfer Supplement) of such selling Committed Purchaser's Pro Rata Share of the Committed Purchaser Funded Amount which is transferred thereunder regardless of the purchase price paid therefor. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the Purchaser as a Committed Purchaser and the resulting adjustment of the selling Committed Purchaser's Commitment arising from the purchase by the Purchaser of all or a portion of the selling Committed Purchaser's rights, obligations and interest hereunder.

     SECTION 10.07. Confidentiality. (a) Each of the Transferor, the Collection Agent and the Guarantor shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the Transferor, the Collection Agent, the Guarantor and their respective Affiliates, (ii) as required by law, regulation or legal process (including in connection with any registration Statement or other filing made with the SEC) or
(iii) in connection with any legal or regulatory proceeding to which the Transferor, the Collection Agent, the Guarantor or any of their respective Affiliates is subject. Each of the Transferor, the Collection Agent and the Guarantor hereby consents to the disclosure of any nonpublic information with respect to it received by any CP Conduit Purchaser, any Committed Purchaser, any Funding Agent or the Administrative Agent to (i) any of the CP Conduit Purchasers, Committed Purchasers, Funding Agents or the Administrative Agent, (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to the CP Conduit Purchasers' Commercial Paper, (iii) any placement agent which proposes to offer and sell the CP Conduit Purchasers' Commercial Paper, (iv) any provider of the CP Conduit Purchasers' program-wide liquidity or credit support facilities, (v) any potential Committed Purchaser or (vi) any Participant or potential Participant.

     (b) Each of the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Transaction Documents and all other confidential proprietary information with respect to the Transferor, the Sellers, the Guarantor and their Affiliates and each of their respective businesses obtained by them in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Transaction Documents, except for information that has become publicly available or information disclosed (i) to legal counsel, accountants and other professional advisors to the CP Conduit Purchasers, the Committed Purchasers, the Funding Agent, the Administrative Agent and their respective Affiliates, (ii) as required by law, regulation or legal process or (iii) in connection with any legal or regulatory proceeding to which the CP Conduit Purchasers, the Committed Purchasers, the Funding Agent, the Administrative Agent or any of their respective Affiliates is subject.

     SECTION 10.08. No Bankruptcy Petition Against the CP Conduit Purchasers. Each of the Transferor, the Collection Agent and the Guarantor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the CP Conduit Purchasers, it will not institute against, or join any other Person in instituting against, the CP Conduit Purchasers any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     SECTION 10.09. Limited Recourse. Notwithstanding anything to the contrary contained herein, the obligations of the CP Conduit Purchasers under this Agreement are solely the cor-porate obligations of the CP Conduit Purchasers and, in the case of obligations of the CP Conduit Purchasers other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, the CP Conduit Purchasers in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the CP Conduit Purchasers but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

     No recourse under any obligation, covenant or agreement of the CP Conduit Purchasers contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of the CP Conduit Purchasers, the Administrative Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the CP Conduit Purchasers, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the CP Conduit Purchasers, the Administrative Agent, the Manager or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the CP Conduit Purchasers contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the CP Conduit Purchasers of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

     SECTION 10.10. Characterization of the Transactions Contemplated by the Agreement. (a) It is the intention of the parties that the transactions contemplated hereby constitute (other than for tax purposes) the sale of the Transferred Interest, conveying good title thereto free and clear of any Ad-verse Claims to the CP Conduit Purchasers or the Committed Purchasers, as the case maybe, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, and the Transferor hereby grants to the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, the Related Security, Collections and Proceeds with respect thereto, the Lock-Box Accounts, and all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of the Seller with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Administrative Agent, such consent not to be unreasonably withheld.

     (b) It is the intention of the parties that the transactions contemplated by the Receivables Transfer Agreement will create a debt obligation of the Transferor for United States Federal, state and local income and franchise tax purposes. Unless otherwise required by law, the parties agree to treat the transactions accordingly for all such purposes.

     SECTION 10.11. Waiver of Setoff. Each of the Administrative Agent, the Transferor and the Collection Agent hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any CP Conduit Purchaser or its assets.

     SECTION 10.12. Chase Conflict Waiver. Chase acts as Administrative Agent and as Funding Agent for PARCO, as issuing and paying agent for PARCO's Commercial Paper, as provider of other backup facilities for PARCO, and may provide other serv-ices or facilities from time to time (the "Chase Roles"). Without limiting the generality of Section 8.08, each of the parties hereto hereby acknowledges and consents to any and all Chase Roles, waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Administrative Agent or as an Committed Purchaser under the Asset Purchase Agreement with respect to PARCO and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

     SECTION 10.13. Limitation on the Termination of Sellers. Notwithstanding anything to the contrary contained in the Receivables Purchase Agreement, the Transferor shall not consent to any request made pursuant to Section 8.03 thereof, nor shall any Seller or Seller Division which is the subject of such request be terminated under the Receivables Purchase Agreement, in each case unless (i) no Termination Event or Potential Termination Event (other than with respect to the Seller or Seller Division to be so terminated) has occurred and is continuing (both before and after giving effect to such termination) and (ii) the Administrative Agent shall have received prior notice of such termination.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Receivables Transfer Agreement as of the date first written above.

                           MTSPC, INC., as Transferor


                           By:
                                ------------------------------------------------
                                Name:
                                Title:


                           MASCOTECH, INC., individually, as Collection Agent
                             and as Guarantor


                           By:
                                ------------------------------------------------
                                Name:
                                Title:


                           PARK AVENUE RECEIVABLES CORPORATION

                           By:
                                ------------------------------------------------
                                Name:
                                Title:


                           THE CHASE MANHATTAN BANK, as Com mitted Purchaser
                                for Park Avenue Receivables Corporation


                           By:
                                ------------------------------------------------
                                Name:
                                Title:


                           THE CHASE MANHATTAN BANK, as Funding Agent for Park
                                Avenue Receivables Corporation


                           By:
                              -------------------------------------------------

                                Name:
                                Title:


                           THE CHASE MANHATTAN BANK, as Administrative Agent


                           By:
                              -------------------------------------------------
                                Name:
                                Title:

                                                                      SCHEDULE B

                       Schedule of CP Conduit Purchasers,
                     Committed Purchasers and Funding Agents

CP CONDUIT PURCHASERS:
---------------------

Park Avenue Receivables Corporation
114 West 47th Street, Suite 1715
New York, NY 10036

CP Conduit Funding Limit:     $175,000,000
------------------------

COMMITTED PURCHASERS:
--------------------

The Chase Manhattan Bank, as Committed Purchaser for
Park Avenue Receivables Corporation
450 West 33rd Street, 15th Floor
New York, NY 10011

Commitment:    $178,500,000
----------

FUNDING AGENTS:
--------------

The Chase Manhattan Bank, as Funding Agent for Park
Avenue Receivables Corporation
450 West 33rd Street, 15th Floor
New York, NY 10011

                                                                      SCHEDULE C

                          Schedule of Special Obligors

-----------------------------------------------------------------------------------------------------------------
Special Obligor                         Percentage Limit                 Conditions
-----------------------------------------------------------------------------------------------------------------
New Venture Gear                        12.0%                            So long as short-term or long-term
                                                                         ratings of DaimlerChrysler and General
                                                                         Motors are at least A-1/A by S&P and at
                                                                         least P-1/A2 by Moody's, respectively.
-----------------------------------------------------------------------------------------------------------------
General Motors Corporation              15.0%                            So long as short-term or long-term
                                                                         ratings are at least A-1/A by S&P and at
                                                                         least P-1/A2 by Moody's, respectively
-----------------------------------------------------------------------------------------------------------------
Ford Motor Company                      20.0%                            So long as short-term or long-term
                                                                         ratings are at least A-1/A by S&P and at
                                                                         least P-I/A2 by Moody's, respectively.
-----------------------------------------------------------------------------------------------------------------
DaimlerChrysler                         15.0%                            So long as short-term or long-term
                                                                         ratings are at least A-1/A by S&P and at
                                                                         least P-1/A2 by Moody's, respectively.

-----------------------------------------------------------------------------------------------------------------

                                                                      SCHEDULE D

                 Schedule of Match Funding CP Conduit Purchasers

                  NONE

                                                                       EXHIBIT A

                 [CREDIT AND COLLECTION POLICIES AND PRACTICES]

                                                                       EXHIBIT B

                       List of Lock-Box Banks and Accounts

         1)       Bank Name:

                  Location of Lockbox: Account No.:

                  Lockbox No.:

         2)       Bank Name:

                  Location of Lockbox: Account No.:

                  Lockbox No.:

                                                                       EXHIBIT C

                           [FORM OF LOCKBOX AGREEMENT]

                                                                    , 2000

[Name of the bank
Address of the bank]

Attention:

Ladies and Gentlemen:

     MTSPC, Inc., a Delaware corporation (the "Purchaser"), has agreed to purchase certain receivables (the "Receivables") from the undersigned parties identified as "Sellers" (the "Sellers") pursuant to the Receivables Purchase Agreement dated as of November 28, 2000 (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase Agreement"), among the Purchaser, MascoTech, Inc., and the Sellers. The Purchaser has in turn transferred the Receivables to Park Avenue Receivables Corporation (the "CP Conduit Purchasers") and to The Chase Manhattan Bank (the "Committed Purchasers") and their respective successors and assigns, pursuant to the Receivables Transfer Agreement dated as of November 28, 2000 (as amended, supplemented or otherwise modified from time to time, the "Receivables Transfer Agreement"), among the Purchaser (in such capacity, the "Transferor"), MascoTech, Inc., individually, as Collection Agent and as Guarantor, the CP Conduit Purchasers, the Committed Purchasers, the financial institutions parties thereto as Funding Agents and The Chase Manhattan Bank, a New York banking corporation, as Administrative Agent (the "Administrative Agent").

     Pursuant to the terms of the Receivables Transfer Agreement and except as otherwise provided therein, (i) the Collection Agent has agreed to instruct, and to cause the Sellers to instruct, all obligors under the Receivables to make all payments in respect of such Receivables to lockbox(es) for further credit to a blocked deposit account designated by the Collection Agent or the Sellers to such obligor and (ii) the Transferor has pledged, assigned and transferred to the Administrative Agent, and has created and granted to the Administrative Agent a security interest in, the Lockbox Account (as defined herein) and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein ("Deposited Funds"). Furthermore, the Transferor, the Collection Agent and the Administrative Agent have agreed, pursuant to the Receivables Transfer Agreement, to enter into an agreement with each bank maintaining a Lockbox Account and hereby request that [name of the bank] (the "Lockbox Bank") act as, and the Lockbox Bank hereby agrees to act as, a lockbox deposit bank for the Transferor with respect to the Lockbox Account. This Letter Agreement defines certain rights and obligations with respect to the appointment of the Lockbox Bank.

     Except as otherwise specified herein, the Lockbox Bank shall not be deemed to have any knowledge (imputed or otherwise) of: (a) any of the terms or conditions of the Receivables Purchase Agreement or the Receivables Transfer Agreement or any document referred to or contemplated therein or relating to any financing arrangement of the Transferor, or any breach thereof, or (b) any occurrence or existence of a default. The Lockbox Bank shall have no obligation to inform any person of such breach or to take any action in connection with any of the foregoing, except such actions regarding the Lockbox Account as are specified in this Agreement. The Lockbox Bank is not responsible for the enforceability or validity of the security interest in the Receivables, the Lockboxes and the Lockbox Account.

     Accordingly, the Transferor, the Collection Agent, the Administrative Agent and the Lockbox Bank agree as follows:

     Reference is made to lockbox account No. (the "Lockbox Account") and corresponding [ lockboxes No.[ ] and [ ]] (the "Lockboxes") maintained with the Lockbox Bank by the Collection Agent. The Collection Agent hereby transfers the Lockbox Account to the Transferor and hereafter the Lockbox Account shall be in the name of the Transferor for The Chase Manhattan Bank as Administrative Agent. All Deposited Funds received by the Lockbox Bank in its capacity as the Lockbox Bank shall be deposited in the Lockbox Account. The Lockbox Bank hereby acknowledges the security interest of the Administrative Agent in the Lockbox Account and all Deposited Funds. All Deposited Funds at any time on deposit in the Lockbox Account shall be held by the Lockbox Bank for application strictly in accordance with the terms of this Letter Agreement. The Lockbox Bank agrees to give the Transferor, the Collection Agent and the Administrative Agent prompt notice if the Lockbox Account shall become subject to any writ, judgment, warrant of attachment, execution or similar process.

     Until the Administrative Agent shall give the Lockbox Bank written instructions to the contrary, the Transferor shall be entitled to request the transfer of available Deposited Funds from the Lockbox Account in accordance with the Lockbox Bank's customary procedures. Following the Lockbox Bank's receipt of such instructions from the Administrative Agent (i) the Administrative Agent shall have exclusive rights with respect to the transfer of Deposited Funds (subject to the Lock-box Bank's customary availability schedules) from the Lockbox Account, (ii) the Lockbox Bank shall comply with the Administrative Agent's instructions with respect thereto in accordance with the Lockbox Bank's customary procedures,
(iii) the Lockbox Bank shall disregard any instructions of the Transferor or the Collection Agent with respect thereto and (iv) the Lockbox Bank shall furnish the Administrative Agent (with copies to the Transferor) with statements, in the form and manner typical for the Lockbox Bank, of amounts of deposits in, and amounts transferred to the Collection Account from, the Lockbox Account pursuant to any reasonable request of the Administrative Agent but in any event not less frequently than monthly and such other information relating to the Lockbox Account at such times as shall be reasonably requested by the Administrative Agent. The Lockbox Bank acknowledges that, until it receives instructions from the Administrative Agent to the contrary, the Lockbox Bank shall return to the Transferor, upon the Transferor's reasonable request therefor, any remittance advisements and payment invoices deposited into the Lockbox Account.

     The Administrative Agent shall send to the Transferor and the Collection Agent a copy of any written instructions given to the Lockbox Bank pursuant to the preceding paragraph, but the failure of the Administrative Agent to do so shall not affect the validity of such instructions given to the Lockbox Bank.

     The parties agree that the Lockbox Bank may debit the Lockbox Account for any items (including without limitation, any automated clearinghouse items and wire transfers) deposited or credited to the Lockbox Account which may be returned or otherwise not collected and for all ordinary and reasonable service charges and fees (the "Expenses") charged by the Lockbox Bank in providing customary services in connection with this Letter Agreement that are not timely paid by the Transferor or the Collection Agent in accordance with the terms hereof; the Lockbox Bank may charge the Lockbox Account as permitted herein at such times as are in accordance with the Lockbox Bank's customary practices for the chargeback of returned items and Expenses. In the event the Lockbox Bank is unable to obtain sufficient funds from such charges to cover returned items, or reversed or returned credits, or any Expenses incurred by the Lockbox Bank in providing the services (referred to as a "Cost" or "Costs"), the Transferor and the Collection Agent, jointly and severally, shall indemnify the Lockbox Bank for all amounts related to the above described Costs incurred by the Lockbox Bank.

     For purposes of this Letter Agreement, any officer of the Administrative Agent shall be authorized to act, and to give instructions and notices, on behalf of the Administrative Agent hereunder.

     All Expenses are the responsibility of the Transferor and the Collection Agent, jointly and severally. In the event that Transferor and the Collection Agent do not pay all Expenses due to the Lockbox Bank within forty-five (45) days after the due date specified in the analysis statement invoice, the Lockbox Bank is authorized to charge the Lockbox Account in the amount of such Expenses. In the event the Lockbox Bank is unable to obtain sufficient funds from such charges to cover such Expenses, the Transferor and the Collection Agent, jointly and severally, shall indemnify the Lockbox Bank for all then-due Expenses on the Lockbox Account that have not been paid.

     The Lockbox Bank hereby represents and warrants that (a) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has full corporate power and authority under such laws to execute, deliver and perform its obligations under this Letter Agreement and (b) the execution, delivery and performance of this Letter Agreement by the Lockbox Bank have been duly and effectively authorized by all necessary corporate action and this Letter Agreement has been duly executed and delivered by the Lockbox Bank and constitutes a valid and binding obligation of the Lockbox Bank enforceable in accordance with its terms.

     The Lockbox Bank may resign at any time as Lockbox Bank hereunder by delivery to the Administrative Agent and the Transferor of written notice of resignation not less than 60 days prior to the effective date of such resignation. The Transferor may, with the prior written consent of the Administrative Agent, terminate this Letter Agreement upon 60 days' prior written notice to the Lockbox Bank and the Administrative Agent. If there has been a failure by the Lockbox Bank to perform any of its material obligations hereunder and such failure could adversely affect the Administrative Agent's interest in any Receivable or the Administrative Agent's rights, or ability to exercise any remedies, under this Letter Agreement or the Receivables Transfer Agreement, the Administrative Agent may close the Lockbox Account at any time by delivery of notice to the Lockbox Bank and the Transferor at the addresses appearing below. This Letter Agreement shall terminate upon receipt of such notice of closing, or delivery of such notice of resignation, except that the Lockbox Bank shall immediately transfer to any account designated by the Administrative Agent all available Deposited Funds or, subject to the Transferor's reasonable request to retain such items, any remittance advisements or payment invoices, if any, then on deposit in, or otherwise to the credit of, the Lockbox Account and deliver any available Deposited Funds or such remittance advisements or payment invoices relating to the Receivables received by the Lockbox Bank after such notice directly to any account designated by the Administrative Agent. The Transferor's and the Collection Agent's obligations under this Letter Agreement to indemnify, hold harmless and pay amounts owed shall survive termination of this Letter Agreement.

     All notices and communications hereunder shall be in writing and shall be deemed to have been received and shall be effective on the day on which delivered (including delivery by telecopy):

                  (i)      in the case of the Administrative Agent, to it at:

                           The Chase Manhattan Bank
                           450 West 33rd Street, 15th Floor
                           New York, NY 10011
                           Attention: Structured Finance Services
                           Telecopy No.: (212) 946-3240

                  (ii)     in the case of the Lockbox Bank, to it at:

                  (iii)    in the case of the Transferor, to it at:

                           MTSPC, Inc.
                           21001 Van Born Road
                           Taylor, MI 48180

                  (iv)     in the case of the Collection Agent, to it at:

                           MascoTech, Inc.
                           21001 Van Born Road
                           Taylor, MI 48180

     (v) in the case of the Sellers, to them at the address set forth on the signature pages hereto.

     The Lockbox Bank shall not assign or transfer any of its rights or obligations hereunder (other than to the Administrative Agent) without the prior written consent of the Administrative Agent except the Lockbox Bank may freely assign this Agreement to any company that is directly or indirectly (i) in control of the Lockbox Bank, (ii) under the control of the Lockbox Bank or (iii) under common control with the Lockbox Bank. This Letter Agreement may be amended only by a written instrument executed by the Transferor, the Collection Agent, the Administrative Agent and the Lockbox Bank, acting by their representative officers thereunto duly authorized. Except for its right to charge the Lockbox Account for Costs and Expenses, the Lockbox Bank hereby unconditionally and irrevocably waives (so long as this Letter Agreement is in effect) any rights of setoff or banker's lien against, or rights to otherwise deduct from, any Deposited Funds held in any Lockbox Account for any indebtedness or other claim owed by the Transferor or the Collection Agent to the Lockbox Bank.

     The Transferor and Collection Agent jointly and severally agree to indemnify the Lockbox Bank for, and hold the Lockbox Bank harmless from, all claims, demands, losses, liabilities and expenses, including reasonable legal fees and expenses, resulting from or with respect to this Letter Agreement, the Receivables, the Lockbox Account, the Lockboxes and the services provided hereunder, but only with respect to any action taken, or not taken, by the Lockbox Bank in regard thereto in accordance with the terms of this Letter Agreement.

     The parties hereby unconditionally and irrevocably waive any right to trial by jury in any legal proceeding relating to any dispute arising under this Letter Agreement.

     Nothing in this Letter Agreement, unless otherwise agreed in writing, or any course of dealing between the Transferor, the Collection Agent, the Administrative Agent or the Lockbox Bank, commits or obligates, the Lockbox Bank to extend any overdraft or other credit to the Transferor, the Collection Agent or the Administrative Agent.

     THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF MICHIGAN. TO THE EXTENT APPLICABLE UNDER THE UNIFORM COMMERCIAL CODE OF ANY JURISDICTION, THIS LETTER AGREEMENT GIVES CONTROL OVER THE LOCKBOX ACCOUNT TO THE ADMINISTRATIVE AGENT.

     This Letter Agreement (i) shall inure to the benefit of, and be binding upon, the Transferor, the Collection Agent, the Administrative Agent, the Lockbox Bank and their respective successors and assigns and (ii) may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

     Notwithstanding any provision of this Letter Agreement, the Lockbox Bank will be liable only for direct damage if the Lockbox Bank fail to exercise ordinary care. The Lockbox Bank shall be deemed to have exercised ordinary care if the Lockbox Bank's action or failure to act is in conformity with general banking usages or is otherwise a commercially reason-able practice of the banking industry. In no event shall the Lockbox Bank be liable for any special, indirect or consequential damages, even if the Lockbox Bank has been advised of the possibility of such damages.

     Notwithstanding any provision of this Letter Agreement, the Lockbox Bank shall not be liable for any failure, inability to perform, or delay in performance hereunder, if such failure, inability, or delay is due to acts of God, war, civil commotion, governmental action, fire, explosion, strikes, other industrial disturbances, equipment malfunction, action, non-action or delayed action on the part of the Transferor, the Collection Agent or the Administrative Agent or any other entity or any other causes that are beyond the Lockbox Bank's reasonable control.

     The terms and conditions of the services, attached as Exhibit A, is made part of this Letter Agreement with respect to matters not explicitly covered in this Letter Agreement. To the extent there is a conflict between the Letter Agreement and the terms and conditions of the services, this Letter Agreement shall take precedence.

     IN WITNESS WHEREOF, the parties hereto have caused this Letter Agreement to be executed by their duly authorized officers as of the date first above written.

                               Very truly yours,
                               MTSPC, INC., as Transferor,


                               By
                                 -----------------------------------------------
                                    Title:


                               MASCOTECH, Inc., as Collection Agent,


                               By
                                 -----------------------------------------------
                                    Title:


                               SELLERS:

                               Beaumont Bolt & Gasket, Inc.,
                               Compac Corporation,
                               Cuyam Corporation,
                               Draw-Tite, Inc.,
                               Fulton Performance Products, Inc.,

                               Hitch'N Post, Inc.,
                               Industrial Bolt & Gasket, Inc.,
                               Lake Erie Screw Corporation,
                               Lamons Metal Gasket Co.,
                               Louisiana Hose & Rubber Co.,
                               MascoTech Forming
                               Technologies-Fort Wayne, Inc.,
                               MascoTech Sintered Components, Inc.,
                               MascoTech Sintered Components of Indiana, Inc., MascoTech Tubular Products, Inc.,
                               Metalync Company LLC,
                               Netcong Investments, Inc.,
                               Reese Products, Inc.,
                               Rieke Corporation,
                               Rieke Leasing Co.,
                                  Incorporated,
                               Rieke of Indiana, Inc.,
                               TriMas Fasteners, Inc.,
                               Windfall Products, Inc.


                               By
                                 ----------------------------------------------
                                    Title:

                               Address for notices:

                               21001 Van Born Road
                               Taylor, MI 48180

Agreed to and accepted:

[                 ,] as Lockbox Bank

By
   -------------------------------------------
    Title:

THE CHASE MANHATTAN BANK, as Administrative Agent

By
  --------------------------------------------
    Title:

                                                                     EXHIBIT D-1

                            [FORM OF DEPOSIT REPORT]

                                                                     EXHIBIT D-2

                         [FORM OF SETTLEMENT STATEMENT]

                                                                       EXHIBIT E

                         [FORM OF TRANSFER CERTIFICATE]

                              TRANSFER CERTIFICATE

     Reference is made to the Receivables Transfer Agreement dated as of November 28, 2000 (the "Agreement") among MTSPC, Inc., as transferor (in such capacity, the "Transferor"), MascoTech, Inc., individually, as collection agent (in such capacity, the "Collection Agent") and as Guarantor, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Agreement, or incorporated therein by reference, are used herein as therein defined.

     The Transferor hereby conveys, transfers and assigns to the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, an undivided ownership interest in the Receivables and the Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer"). Each Incremental Transfer by the Transferor to the CP Conduit Purchasers, and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby, shall be indicated by the Administrative Agent on the grid attached hereto which is part of this Transfer Certificate.

     This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

     This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

Dated:                      MTSPC, INC.

                            By
                              --------------------------------------------------
                                 Name:
                                 Title:

                                      GRID

Date of                                 Amount of                             Net Investment (Giving Effect
Incremental                             Incremental                           to Incremental Transfer)
Transfer                                Transfer



                                                                       EXHIBIT F

                            List of Actions and Suits

                  [None]

                                                                       EXHIBIT G

                               Location of Records

                                                                       EXHIBIT H

                 List of Subsidiaries, Divisions and Trade Names

                  [None]

                                                                       EXHIBIT I

                         FORM OF SECRETARY'S CERTIFICATE

     I__________, __________, the undersigned of ("___________"), a ___________
corporation, DO HEREBY CERTIFY that:

     1. Attached hereto as Annex A is a true and complete copy of the Certificate of Incorporation of ________________ as in effect on the date hereof.

     2. Attached hereto as Annex B is a true and complete copy of the By-laws of _____________________ as in effect on the date hereof.

     3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the Board of Directors of ___________ [adopted by consent] as of ________, ____ 2000, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

     4. Attached hereto as Annex D are copies of good standing certificates of , certified by the Secretaries of State of the States of and ________________
_______________.

     5. The below-named persons have been duly qualified as and at all times since [______________, 199_], to and including the date hereof have been officers or representatives of holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of ___________ the below-mentioned Receivables Transfer Agreement and all other Transaction Documents (as defined in such Receivables Transfer Agreement) to which ____________ is a party and the signatures below set opposite their names are their genuine signatures:

         Name                          Office          Signatures
                                       ------          ----------

                                      [OFFICE]
                                                       -------------------------

                                      [OFFICE]
                                                       -------------------------

     The representations and warranties of ________________ contained in Article III of the Receivables Transfer Agreement, dated as of ___________, 2000 among MTSPC, Inc., MascoTech, Inc., the Sellers, the CP

Conduit Purchasers, the Committed Purchasers, the Funding Agents and The Chase Manhattan Bank, as Administrative Agent, are true and correct as if made on the date hereof.

     WITNESS my hand and seal of ____________ as of this _____ day of ___________ 2000.


                                             _______________________________
                                                        Secretary


     I, the undersigned, _________________ of DO HEREBY CERTIFY that ___________________ is the duly elected and qualified Secretary of and the signature above is his/her genuine signature.

     WITNESS my hand as of this day of ___________, 2000.


                                        ________________________________________
                                                   [Officer]

                                                                       EXHIBIT J

                            Trade Names of the Seller

                  [None]

                          Sellers and Seller Divisions:

Beaumont Bolt & Gasket, Inc.
Compac Corporation
Cuyam Corporation
Draw-Tite, Inc.
Fulton Performance Products,Inc.
Hitch'N Post, Inc.
Industrial Bolt & Gasket, Inc.
Lake Erie Screw Corporation
Lamons Metal Gasket Co.
Louisiana Hose & Rubber Co.
MascoTech Forming Technologies-Fort Wayne, Inc.
MascoTech Sintered Components, Inc.
MascoTech Sintered Components of Indiana, Inc.
MascoTech Tubular Products,Inc.
Metalync Company LLC
Netcong Investments, Inc.
Reese Products, Inc.
Rieke Corporation
Rieke Leasing Co., Incorporated
Rieke of Indiana, Inc.
TriMas Fasteners, Inc.
Windfall Products, Inc.

                                                                       EXHIBIT K

                           Form of Transfer Supplement

               THIS TRANSFER SUPPLEMENT is entered into as of the ____ day of _________, 200_, by and between ("Seller") and ("Purchaser").

                             Preliminarv Statements

     A. This Transfer Supplement is being executed and delivered in accordance with Section 10.06(d) of that certain Receivables Transfer Agreement, dated as of November 28, 2000 (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement"), by and among MTSPC, Inc., a Delaware corporation, MascoTech, Inc., a Delaware corporation, the CP Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Funding Agents and The Chase Manhattan Bank, a New York banking corporation, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein are used with the meanings set forth in, or incorporated by reference into, the Agreement.

     B. The Seller is a Committed Purchaser party to the Agreement, and the Purchaser wishes to become a Committed Purchaser thereunder.

     C. The Seller is selling and assigning to the Purchaser an undivided % (the "Transferred Percentage") interest in all of Seller's rights and obligations under the Agreement, including, without limitation, the Seller's Commitment and (if applicable) the Seller's Pro Rata Share of the Seller's Committed Purchaser Funded Amount as set forth herein.

     The parties hereto hereby agree as follows:

     1. The transfer effected by this Transfer Supplement shall become effective (the "Transfer Effective Date") two Business Days (or such other date selected by the Administrative Agent in its sole discretion) following the date on which a transfer effective notice substantially in the form of Schedule II to this Transfer Supplement ("Transfer Effective Notice") is delivered by the Administrative Agent to [applicable CP Conduit Purchaser], the Seller and the Purchaser. From and after the Transfer Effective Date, the Purchaser shall be a Committed Purchaser party to the Agreement for all purposes thereof as if the Purchaser were an original party thereto and the Purchaser agrees to be bound by all of the terms and provisions contained therein.

     2. If the Seller has no Committed Purchaser Funded Amount on the Transfer Effective Date, Seller shall be deemed to have hereby transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and all rights and obligations associated therewith under the terms of the Agreement, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under Section
2.02 of the Agreement.

     3. If the Seller has a Committed Purchaser Funded Amount, at or before 12:00 noon, local time of the Seller, on the Transfer Effective Date, the Purchaser shall pay to the Seller, in immediately available funds, an amount equal to the sum of (i) the Transferred Percentage of an amount equal to the Seller's Pro Rata Share of the Seller's Committed Purchaser Funded Amount (such amount, being hereinafter referred to as the "Purchaser's Funding Balance");
(ii) all accrued but unpaid (whether or not then due) interest attributable to the Purchaser's Funding Balance; and (iii) accrued but unpaid fees and other costs and expenses payable in respect of the Purchaser's Funding Balance for the period commencing upon each date such unpaid amounts commence accruing, to and including the Transfer Effective Date (the "Purchaser's Acquisition Cost"), whereupon, the Seller shall be deemed to have transferred and assigned to the Purchaser, without recourse, representation or warranty (except as provided in paragraph 6 below), and the Purchaser shall be deemed to have hereby irrevocably taken, received and assumed from the Seller, the Transferred Percentage of the Seller's Commitment and the Seller's Pro Rata Share of the aggregate Committed Purchaser Funded Amount and all related tights and obligations under the Agreement, including, without limitation, the Transferred Percentage of the Seller's future funding obligations under Section 2.02 of the Agreement.

     4. Concurrently with the execution and delivery hereof, the Seller will provide to the Purchaser copies of all documents requested by the Purchaser which were delivered to the Seller pursuant to the Agreement.

     5. Each of the parties to this Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Transfer Supplement.

     6. By executing and delivering this Transfer Supplement, the Seller and the Purchaser confirm to and agree with each other, the Administrative Agent and the Committed Purchasers as follows:
(a) other than the representation and warranty that it has not created any adverse claim upon any interest being transferred hereunder, the Seller makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value thereof or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (b) the Seller makes no representation or warranty and assumes no responsibility with respect to the financial condition of [applicable CP Conduit Purchaser], the Administrative Agent or any Transaction Party, any surety or any guarantor or the performance or observance by [applicable CP Conduit Purchaser], any Transaction Party or the Administrative Agent of any of their respective obligations under the Agreement or any Transaction Document or any other instrument or document furnished pursuant thereto or in connection therewith;
(c) the Purchaser confirms that it has received a copy of the Agreement and the Transaction Documents, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer Supplement; (d) the Purchaser will, independently and without reliance upon the Administrative Agent, [applicable CP Conduit Purchaser] or any other Committed Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement or the Transaction Documents;
(e) the Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (f) the Purchaser agrees that it will perform in accordance with their terms all of the obligations which, by the terms of the Agreement, are required to be performed by it as a Committed Purchaser.

     7. Each party hereto represents and warrants to and agrees with the Administrative Agent that it is aware of and will comply with the provisions of the Agreement, including, without limitation, Sections 2.02, 10.06 and 10.08 thereof.

     8. Schedule I hereto sets forth the revised Commitment of the Seller and the Commitment of the Purchaser, as well as administrative information with respect to the Purchaser.

     9. This Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Transfer Supplement to be executed by their respective duly authorized officers of the date hereof.

                               [SELLER]


                               By:
                                  ------------------------------------------
                                    Name:
                                    Title:


                               [PURCHASER]


                               By:
                                  ------------------------------------------
                                    Name:
                                    Title:

                                                             SCHEDULE I TO
                                                             TRANSFER SUPPLEMENT

                      LIST OF PURCHASING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS

                  Date:            , 200

                  Transferred Percentage:      %
                  ----------------------

                                                  Pro Rata
                                                  Share of
                                                  Committed
                                                  Purchaser        Pro
                 Commitment     Commitment        Funded           Rata
Seller           [existing]     [revised]         Amount           Share
------           ----------     ---------         ------           -----








                               Pro Rata Share
                               of Committed
                Commitment     Purchaser           Pro Rata
Purchaser        [initial]     Funded Amount       Share
---------        ---------     -------------       -----



Address for Notices:
-------------------


____________________________

____________________________

____________________________





Attention:
Telephone:
Telecopy:

                                                             SCHEDULE II TO
                                                             TRANSFER SUPPLEMENT

                            TRANSFER EFFECTIVE NOTICE

TO:                                , Seller
     ------------------------------

     ------------------------------

     ------------------------------



TO:                                , Purchaser
     ------------------------------

     ------------------------------

     ------------------------------


     The undersigned, as Administrative Agent under the Receivables Transfer Agreement, dated as of November 28, 2000 (as amended, supplemented or otherwise modified and in effect from time to time), by and among MTSPC, Inc., a Delaware corporation, MascoTech, Inc., a Delaware corporation, the CP Conduit Purchasers party thereto, the Committed Purchasers party thereto, the Funding Agents and The Chase Manhattan Bank, a New York banking corporation, as Administrative Agent, hereby acknowledges receipt of executed counterparts of a completed Transfer Supplement dated as of _________, 200_ between _________________ as Seller, and as Purchaser. Capitalized terms defined in such Transfer Supplement are used herein as therein defined or incorporated by reference therein.

     1. Pursuant to such Transfer Supplement, you are advised that the Transfer Effective Date will be 11 200_.

     2. The Administrative Agent each hereby consents to the Transfer Supplement as required by Section 10.06(d) of the Agreement.

     [3. Pursuant to such Transfer Supplement, the Purchaser is required to pay $________ to the Seller at or before 12:00 noon (local time of the Seller) on the Transfer Effective Date in immediately available funds.]

                            Very truly yours,

                            THE CHASE MANHATTAN BANK, as Administrative Agent

                            By:
                                ---------------------------------------------
                                Authorized Signatory

                                                                      SCHEDULE A
                                                                      ----------


     "Administrative Agent" shall mean The Chase Manhattan Bank, as administrative agent on behalf of the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers.

     "Advance" shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.

     "Advance Limit" shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.

     "Adverse Claim" shall mean a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties) .

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise; provided, however, that a Person shall not be deemed an Affiliate of another Person solely by reason of an individual serving as an officer or director of any Person and provided further that any Person other than the Parent and its Subsidiaries which, directly or indirectly, is controlled by Heartland Industrial Partners shall not be deemed an Affiliate of the Parent or any of its Subsidiaries.

     "Aggregate Commitment" shall mean, at any time, the sum of the Commitments then in effect.

     "Aggregate Unpaids" shall mean, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount at such time, (ii) the Net Investment at such time, (iii) all Fees, (iv) all Indemnified Amounts, amounts payable pursuant to Section 2.21 and Indemnified Taxes and (v) all other amounts owed (whether due or accrued) by the Transferor to the CP Conduit Purchasers and the Committed Purchasers at such time.

     "Applicable Margin" shall mean (a) in the case of any BR Tranche, 1.50% and
(b) in the case of any Eurodollar Tranche, 2.50%.

     "Asset Purchase Agreement" shall mean, with respect to any CP Conduit Purchaser, the asset purchase agreement, liquidity agreement or other agreement among such CP Conduit Purchaser, the Funding Agent with respect to such CP Conduit Purchaser and the

Committed Purchaser with respect to such CP Conduit Purchaser as the same may from time to time be amended, supplemented or otherwise modified and in effect.

     "Bankruptcy Code" shall have the meaning assigned to that term in Section 3.01(v) of the Receivables Transfer Agreement.

     "Base Rate" or "BR" shall mean, a rate per annum equal to the greater of
(i) the prime rate of interest announced by Chase from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by Chase) or (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Chase from three (3) Federal funds brokers of recognized standing selected by it.

     "Beneficiaries" shall mean the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent, collectively.

     "Benefit Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, any Seller or any ERISA Affiliate of the Transferor, or any Seller is, or at any time during the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BR Tranche" shall mean a Tranche as to which Discount is calculated at the Base Rate plus the Applicable Margin.

     "BR Tranche Period" shall mean, with respect to a BR Tranche, either (i) prior to the Termination Date, a period of up to thirty (30) days requested by the Transferor and agreed to by a CP Conduit Purchaser, a Committed Purchaser or the Funding Agent for such CP Conduit Purchaser or such Committed Purchaser, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the CP Conduit Purchaser, the Committed Purchaser or the Funding Agent for such CP Conduit Purchaser or such Committed Purchaser, as the case may be, or (ii) after the Termination Date, a period of one (1) day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

     "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in The City of New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in the London interbank market in United States dollar deposits.

     "Capitalized Lease" of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Carrying Cost Reserve Ratio" shall mean, on any day, an amount, expressed as a percentage, equal to (a) the product of (i) 2 times DSO as of such day and
(ii) the Base Rate in effect as of such day plus 2%, divided by (b) 365.

     "Charged-Off Receivables" shall mean, with respect to any Settlement Period, all Receivables (or portions thereof) which, in accordance with the Credit and Collection Policy, have or should have been written off during such Settlement Period as uncollectible, including, without limitation, the Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

     "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and its successors.

     "Chase Roles" shall have the meaning specified in Section 10.12 of the Receivables Transfer Agreement.

     "Closing Date" shall mean November 28, 2000.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Collection Account" shall mean the account, established by the Administrative Agent, for the benefit of the CP Conduit Purchasers and the Committed Purchasers, pursuant to Section 2.13(a) of the Receivables Transfer Agreement.

     "Collection Agent" shall mean, at any time, the Person then authorized pursuant to Section 6.01 of the Receivables Transfer Agreement to service, administer and collect Receivables. The initial Collection Agent shall be the Parent.

     "Collection Agent Default" shall have the meaning specified in Section 6.07 of the Receivables Transfer Agreement.

     "Collections" shall mean, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

     "Commercial Paper" shall mean the short-term promissory notes of the CP Conduit Purchasers issued by the CP Conduit Purchasers in the commercial paper market.

     "Commitment" shall mean, with respect to any Committed Purchaser, the amount specified as such on Schedule B to the Receivables Transfer Agreement for such Committed Purchaser, as the same may be reduced from time to time as provided in Section 2.07 of the Receivables Transfer Agreement.

     "Commitment Expiry Date" shall mean the earliest to occur of (i) the date on which all amounts due and owing to the CP Conduit Purchasers and the Committed Purchasers under the Receivables Transfer Agreement and the other Transaction Documents have been paid in full, (ii) the date on which the Aggregate Commitment has been reduced to zero pursuant to the Receivables Transfer Agreement, (iii) The Termination Date, and (iv) November 28, 2005.

     "Committed Purchaser Funded Amount" shall mean, with respect to any Committed Purchaser for any day the excess, if any, of the portion of the Net Investment funded by such Committed Purchaser and the related CP Conduit Purchaser on such day over the CP Conduit Funded Amount of such CP Conduit Purchaser for such day.

     "Committed Purchasers" shall mean the banks and other financial institutions identified as such on Schedule B to the Receivables Transfer Agreement, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

     "Concentration Factor" shall mean, on any day with respect to any Designated Obligor, except for a Special Obligor, a percentage equal to the following:

          (i) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-1 or A by S&P, respectively, and at least P-1 or A2 by Moody's, respectively, 12.0%;

          (ii) with respect to Receivables of any Obligor with short-term or long-term ratings of at least A-2 or BBB by S&P, respectively, and at least P-2 or Baa2 by Moody's, respectively, 6.0%;

          (iii) with respect to Receivables of any Obligor with short-term or long-term ratings of at or below A-3 or BBB- by S&P, respectively, and at or below P-3 or Baa3 by Moody's, respectively, 3.0%; and

          (iv) with respect to Receivables of any Obligor with no short-term or long-term ratings by S&P and Moody's, 3.0%.

The Concentration Factor for Obligors with split ratings shall be determined based upon the lower of the two ratings.

     "Conduit Assignee" shall mean, with respect to any CP Conduit Purchaser, any commercial paper conduit that issues commercial paper rated at least A-1 by S&P and P1 by Moody's and that accepts an assignment from such CP Conduit Purchaser of such CP Conduit Purchaser's rights and obligations pursuant to
Section 10.06(b) of the Receivables Transfer Agreement.

     "Contract" shall mean a written agreement or invoice, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered and including all items and provisions incorporated or implied by applicable law, including, without limitation, the Relevant UCC.

     "Conversion/Continuation Notice" shall have the meaning specified in
Section 2.17 of the Receivables Transfer Agreement.

     "CP Conduit Funded Amount" means, with respect to any CP Conduit Purchaser for any day, the aggregate portion of the Net Investment funded by such CP Conduit Purchaser through the issuance of Commercial Paper outstanding on such day.

     "CP Conduit Funding Limit" means, with respect to any CP Conduit Purchaser, the amount set forth opposite such CP Conduit Purchaser's name on Schedule B to the Receivables Transfer Agreement, as the same may be reduced from time to time as provided in Section 2.07 of the Receivables Transfer Agreement.

     "CP Conduit Purchasers" shall mean the Persons identified as such on Schedule B to the Receivables Transfer Agreement, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

     "CP Conduit Purchaser's Insolvency Event" shall mean the occurrence of any one or more of the following: (a) any proceeding shall have been instituted by a CP Conduit Purchaser seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, or (b) any proceeding of the type described in the foregoing clause (a) shall be instituted against a CP Conduit Purchasers and shall have remained undismissed for a period of sixty (60) consecutive days, or an order granting relief requested in any such proceeding shall be entered.

     "CP Conduit Purchaser's Interest" shall mean, on any day, with respect to any CP Conduit Purchaser, the beneficial interest of such CP Conduit Purchaser in the Receivables and Related Security, which beneficial interest shall equal the product of (i) the Percentage Factor on such day, (ii) the Outstanding Balance of all Receivables and (iii) the percentage equivalent of a fraction, the numerator of which is the CP Conduit Funded Amount of such CP Conduit Purchaser and the denominator of which is the Net Investment.

     "CP Conduit Purchaser's Termination Event" shall mean, as applicable, a PARCO Termination Event or, in the case of any Conduit Assignee or other Person who becomes a CP Conduit Purchaser after the Closing Date, the "CP Conduit Purchaser's Termination Event" specified in the agreement by which such Person becomes a party to the Receivables Transfer Agreement.

     "CP Rate" shall mean, (a) with respect to any CP Tranche funded or maintained by any Match Funding CP Conduit Purchaser during any CP Tranche Period, the rate equivalent to (i) the discount rate (or if more than one discount rate, the weighted average of the discount rates) at which Commercial Paper having a term equal to such CP Tranche Period can be sold by any placement agent or commercial paper dealer selected by such Match Funding CP Conduit Purchaser, converted to an annual yield-equivalent rate on the basis of a 360-day year, which rates shall include placement agent and dealer fees and commissions and (ii) the annual interest rate (or if more than one rate, the weighted average of the annual interest rates) payable by such Match Funding CP Conduit Purchaser on interest-bearing Commercial Paper having a term equal to such CP Tranche Period, on the basis of a 360-day year, which rates shall include placement agent and dealer fees and commissions, and (b) with respect to any CP Conduit Funded Amount funded or maintained by any Pooled Funding CP Conduit Purchaser during any CP Tranche Period, the rate equivalent to the weighted average of (i) the weighted average of the discount rates on all of such Pooled Funding CP Conduit Purchaser's Commercial Paper issued at a discount and outstanding during such Tranche Period, converted to an annual yield-equivalent rate on the basis of a 360-day year, which rates shall include placement agent and dealer fees and commissions, and (ii) the weighted average of the annual interest rates payable by such Pooled Funding CP Conduit Purchaser on all interest-bearing Commercial Paper outstanding during such Tranche Period, on the basis of a 360-day year, which rates shall include placement agent and dealer fees and commissions; provided, that to the extent that such CP Tranche is funded by a specific issuance of such Pooled Funding CP Conduit Purchaser's Commercial Paper, the "CP Rate" shall equal the rate or weighted average of the rates applicable to such issuance.

     "CP Tranche" shall mean a Tranche as to which Discount is calculated at the CP Rate.

     "CP Tranche Period" shall mean, (a) for any Match Funding CP Conduit Purchaser, with respect to a CP Tranche, a period of days not to exceed two hundred seventy (270) days commencing on a Business Day requested by the Transferor and agreed to by such Match Funding CP Conduit Purchaser pursuant to
Section 2.03 of the Receivables Transfer Agreement; provided that if a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day, and (b) for any Pooled Funding CP Conduit Purchaser, with respect to a CP Tranche, each Settlement Period, provided that on or after the Termination Date, each Pooled Funding CP Conduit Purchaser (or the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser) shall select all Tranche Periods.

     "Credit Agreement" shall mean that certain Credit Agreement, dated as of November 28, 2000, by and among the Parent, certain subsidiaries of the Parent, The Chase Manhattan Bank, as administrative agent, Chase Securities Inc., as arranger and the various lending institutions party thereto, as amended, supplemented or otherwise modified and in effect from time to time.

     "Credit and Collection Policy" shall mean the Sellers' credit and collection policy or policies relating to Contracts and Receivables existing on the Closing Date and referred to in Exhibit A attached to the Receivables Transfer Agreement, as amended, supplemented or otherwise modified and in effect from time to time in compliance with Section 5.02(c) of the Receivables Transfer Agreement.

     "Deemed Collections" shall mean any Collections on any Receivable deemed to have been received pursuant to Section 2.10(a) or (b) of the Receivables Transfer Agreement.

     "Default Ratio" shall mean, on any day, a fraction, the numerator of which is the sum of (a) the Outstanding Balance of all Receivables which are 91-120 days past their original due date as of the end of the preceding Settlement Period plus (b) the Outstanding Balance of all Receivables which were written off as uncollectible by the Collection Agent in accordance with the Credit and Collection Policy during the preceding Settlement Period prior to 121 days after their original due dates and the denominator of which is the balance of all Receivables which arose during the Settlement Period four Settlement Periods prior to such day.

     "Defaulted Receivable" shall mean a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 121 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, the Seller or the Collection Agent as uncollectible; or (iv) which, in accordance with the Credit and Collection Policy, should be written off as uncollectible.

     Delinquent Receivable" shall mean a Receivable as to which any payment, or part thereof, remains unpaid for more than 91 days past its original due date.

     "Deposit Report" shall have the meaning specified in Section 2.12(a) of the Receivables Transfer Agreement.

     "Designated Obligor" shall mean, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Administrative Agent, delivered at any time.

     "Diluted Receivable" shall mean, any Receivable which is the subject of a reduction or cancellation as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, charge backs, allowances, other dilutive factors and any other billing or other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction but excluding adjustments, reductions, or cancellations in respect of the Obligor's bankruptcy or insolvency.

     "Dilution Period" shall mean, on any day, a number equal to a fraction, the numerator of which is the product of (i) the sum of all Receivables which arose during the Settlement Period immediately preceding such day and (ii) DSO divided by 30 and the denominator of which is the Net Receivables Balance.

     "Dilution Ratio" shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Diluted Receivables arising during such Settlement Period and the denominator of which is the aggregate principal amount of all Receivables originated by the Sellers during the Settlement Period immediately preceding the Settlement Period ended on such day.

     "Dilution Reserve Ratio" shall mean, as of any Settlement Date, and continuing until (but not including) the next Settlement Date, an amount (expressed as a percentage) that is calculated as follows:

     DRR = [(c*d)+[(e-d)*(e/d)]]*f

Where:

DRR                =        Dilution Reserve Ratio;

c                  =        2 . 0
d           =            the twelve-month rolling average of the Dilution
                         Ratio that occurred during the period of twelve consecutive Settlement Periods ending immediately prior to such earlier Settlement Date;

e           =            the highest Dilution Ratio that occurred during the
                         period of twelve consecutive Settlement Periods ending prior to such earlier Settlement Date; and

f           =            the Dilution Period.

     "Discount" means, with respect to any Tranche Period:

                                       (TR x TNI x AD)
                                                   ---
                                                   YD

Where:

TR          =            the Tranche Rate applicable to such Tranche Period;

TNI         =            the portion of the Net Investment allocated to such
                         Tranche Period;

AD          =            the actual number of days during such Tranche Period;
                         and

YD          =            either (i) if the Tranche Rate is the CP Rate or the
                         Eurodollar Rate, 360 or (ii) if the Tranche Rate is the
                         Base Rate, 365 or 366, as applicable.

provided, however, that no provision of the Receivables Transfer Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

                  "Discount Percentage" shall mean, on any date, the percentage obtained from the following formula:

                  100% - (A + B + C + D)

all determined by the Transferor as of the related Transfer Date,

Where

     A      =            Adjusted Loss Reserve Percentage, which as of such
                         Transfer Date will equal the ratio obtained by dividing
                         (a) Charged-Off Receivables (net of recoveries in respect of Charged-Off Receivables) during the six-fiscal month period immediately preceding the
                         Settlement Date most recently preceding such Transfer
                         Payment Date by (b) the aggregate amount of Collections during the six-fiscal month period immediately preceding the Settlement Date most recent to such Transfer Date.

     B      =            Adjusted Carrying Cost Reserve Percentage, which
                         as of such Transfer Date will equal the amount obtained by dividing (a) the product of (i) 1.3,
                         (ii) the average of the DSO for the three Settlement
                         Dates most recent to such Transfer Date and (iii) the Base Rate as of the Settlement Date most recent to such Transfer Date by (b) 365.

     C      =            The Servicing Fee Percentage divided by 360.

     D      =            Processing Expense Reserve Percentage, which will
                         equal 1/10 of 1% and reflects the cost of the Transferor's overhead, including costs of processing the purchase of Receivables and other normal operation costs and a reasonable profit margin.

     None of the elements of the above-referenced formula, in respect of any purchase of Receivables, will be adjusted following the related Transfer Date.

     With respect to each calculation set forth above with respect to a Settlement Date, such calculation as calculated on such Settlement Date and included in the applicable Settlement Statement shall remain in effect from and including the related Settlement Date to but excluding the following Settlement Date.

     For the initial Settlement Period, the Discount Percentage will be 98.5%.

     "DSO" shall mean, on any Settlement Date, the number of calendar days equal to the product of (a) 91 and (b) the amount obtained by dividing (i) the Net Receivables Balance as of the last day of the immediately preceding Settlement Period by (ii) the aggregate balance of Receivables which arose during the three
(3) consecutive Settlement Periods immediately preceding such Settlement Date, which calculation shall remain in effect until the next succeeding Settlement Date for all purposes of this Agreement.

     "Early Collection Fee" shall mean, for any Tranche Period during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

     "Eligible Obligor" shall mean any Obligor, of which not more than 35% of such Obligor's aggregate Receivables are more than 120 days past their original due date.

     "Eligible Receivable" shall mean, at any time, any Receivable:

     (1) which has been originated by any Seller and subsequently sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, and to which the Transferor has good title thereto, free and clear of all Adverse Claims other than those imposed in connection with the Transaction Documents;

     (2) which (together with the Collections and Related Security related thereto) has been the subject of either (A) a valid transfer and assignment from the Transferor to the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, of all of the Transferor's right, title and interest therein or (B) the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), in each case effective until the termination of the Receivables Transfer Agreement.

     (3) the Obligor of which is (A) a United States resident or a resident of a U.S. territory, (B) a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) not an Official Body or an Affiliate of any of the parties to the Receivables Transfer Agreement, (D) not the subject of an Event of Bankruptcy, and (E) an Eligible Obligor;

     (4)  which is not a Delinquent Receivable or a Defaulted Receivable;

     (5) which (A) arises pursuant to a Contract with respect to which the Seller has performed all obligations required to be performed by it thereunder, including, without limitation, shipment of the merchandise and/or the performance of the services purchased thereunder; and (B) according to the Contract related thereto, has been billed and is required to be paid in full within 120 days of the original billing date therefor;

     (6) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

     (7) which is (A) an "account" within the meaning of Article 9 of the Relevant UCC, (B) chattel paper within the meaning of Section 9-105 of such UCC (provided that, in order for such chattel paper to be eligible, the Collection Agent shall have certified to the Funding Agent in the related Deposit Report that the terms of the contract or contracts giving rise to such chattel paper do not prohibit the assignment thereof) or (C) a "general intangible" (to the extent that such Receivables include interest, finance charges, returned check or late charges or sales or similar taxes) within the meaning of Section 9-106 of such UCC;

     (8) which is denominated and payable only in United States dollars in the United States;

     (9) which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense other than unexpired volume or pricing discounts or rebates to which the obligor thereon may be entitled, provided that only such portion of such receivable subject to any such dispute, offset, counterclaim or defense shall be deemed ineligible under this criterion;

     (10) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

     (11) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder and (C) complies with such other reasonable criteria and requirements as the Administrative Agent may from time to time specify to the Transferor following five (5) days' notice;

     (12) which was originated in the ordinary course of the Seller's business;

     (13) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a LockBox Account Agreement in effect;

     (14) the assignment of which under the Receivables Purchase Agreement by the Seller to the Transferor and the assignment of which under the Receivables Transfer Agreement by the Transferor to the CP Conduit Purchasers and the Committed Purchasers does not violate, conflict with or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other re-striction, limitation or encumbrance and does not require the consent of any person;

     (15) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits), provided that only such portion of such receivable that has been so compromised, adjusted or modified shall be deemed ineligible pursuant to this criterion; and

     (16) which, if purchased with proceeds of Commercial Paper, would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Tranche Period, a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D of the Board of Governors of the Federal Reserve System of the United States (or any successors) or in any regulations of any other Official Body having jurisdiction with respect thereto (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Administrative Agent for determining the current annual assessment payable to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

     "Eurodollar Tranche" shall mean a Tranche as to which Discount is calculated at the Eurodollar Rate plus the Applicable Margin.

     "Eurodollar Tranche Period" shall mean, with respect to a Eurodollar Tranche, prior to the Termination Date, a period of up to three (3) months requested by the Transferor and agreed to by a CP Conduit Purchaser, a Committed Purchaser or the Funding Agent for such CP Conduit Purchaser or such Committed Purchaser commencing on a Business Day requested by the Transferor and agreed to by the CP Conduit Purchaser, the Committed Purchaser or the Funding Agent for such CP Conduit Purchaser or such Committed Purchaser; provided, however, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Eurodollar Tranche Period would expire on
(a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

     "Event of Bankruptcy" shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

     "Facility Limit" shall mean, at any time, the sum of the CP Conduit Funding Limits then in effect; provided, that the Facility Limit may not at any time exceed 98.04 % of the Aggregate Commitment at any time in effect; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the Net Investment.

     "Federal Funds Rate" shall mean, for any day, an interest rate per annum equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 A.M. (New

York time) on such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "Fee Letter" shall mean the letter agreement, dated the Closing Date, between the Transferor and the Administrative Agent, for the benefit of the CP Conduit Purchasers, the Funding Agents and the Committed Purchasers with respect to the fees to be paid by the Transferor under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.

     "Fees" shall mean the fees payable pursuant to the Fee Letter.

     "Finance Charges" shall mean, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

     "Funding Agents" shall mean the Persons identified as such on Schedule B to the Receivables Transfer Agreement, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of the Receivables Transfer Agreement.

     "Guarantor" shall mean the Parent in its capacity as Guarantor under the Limited Guaranty set forth in Article IX of the Receivables Transfer Agreement.

     "Guaranty" shall mean, with respect to any Person, any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit; provided, however, that the term "Guaranty" shall not mean or include the endorsements by such Person of Instruments for deposit or collection in the ordinary course of business.

     "Incremental Transfer" shall mean a Transfer which is made pursuant to
Section 2.02(a) of the Receivables Transfer Agreement.

     "Indebtedness" shall mean, with respect to any Person, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) Guaranty obligations.

     "Indemnified Amounts" shall have the meaning specified in Section 2.20 of the Receivables Transfer Agreement.

     "Indemnified Taxes" shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, excluding (A) all franchise taxes, all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed on or measured by the net income, capital or net worth or all taxes, levies, imposts, duties, charges, fees, deductions and withholdings on doing business, in each case, imposed:

          (i) by the United States or any political subdivision or taxing authority thereof or therein;

          (ii) by any jurisdiction under the laws of which the Administrative Agent, any CP Conduit Purchaser, any Funding Agent, any Committed Purchaser, any Program Support provider or an Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or

          (iii) by reason of any connection between the jurisdiction imposing such tax and the Administrative Agent, any CP Conduit Purchaser, any Funding Agent, any Committed Purchaser, any Program Support Provider, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder,

     (B) all penalties, interests, additions to taxes and expenses resulting from gross negligence or wilful misconduct on the part of the Administrative Agent, any CP Conduit Purchaser, any Funding Agent, any Committed Purchaser, any Program Support Provider, or an Indemnified Party, as the case may be, and (Q) all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed by reason of the failure of any Indemnified Party to comply with its obligations, if any, under Section 2.22(b) of the Receivables Transfer Agreement (including, without limitation, its inability to comply with Section 2.22(b)(i) of the Receivables Transfer Agreement.

     "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "LIBOR Rate" shall mean with respect to each Eurodollar Tranche Period for a Eurodollar Tranche, the rate per annum equal to the rate at which the Administrative Agent is offered U.S. Dollar deposits at or about 10:00 A.M. local market time, two Business Days prior to the beginning of such Eurodollar Tranche Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Tranches are then being conducted for delivery on the first day of such Eurodollar Tranche Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Tranche be outstanding during such Eurodollar Tranche Period (and rounded upward to the next whole multiple of 1/16 of 1%).

     "Lock-Box Account" shall mean an account maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

     "Lock-Box Agreement" shall mean an agreement between the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit C to the Receivables Transfer Agreement.

     "Lock-Box Bank" shall mean each of the banks set forth in Exhibit B to the Receivables Transfer Agreement, and such banks as may be added thereto or deleted therefrom pursuant to Section 2.09 of the Receivables Transfer Agreement.

     "Loss and Dilution Reserve Ratio" shall mean, on any day, the greater of
(a) the sum of (i) 12% plus (ii) the product of (x) the average Dilution Ratio over the immediately preceding fiscal 12-month period and (y) DSO divided by 30 and (b) the sum of the Loss Reserve Ratio plus the Dilution Reserve Ratio.

     "Loss Horizon" shall mean, on any day, the amount obtained by dividing (i) the sum of all Receivables which arose during the four Settlement Periods immediately preceding such day plus 0.25 times the sum of all Receivables which arose during the fifth Settlement Period immediately preceding such day by (ii) the Net Receivables Balance as of the end of the preceding Settlement Period.

     "Loss Reserve Ratio" shall mean, on any day, the product of (a) 2, and (b) the highest three-month average Default Ratio that occurred during the twelve
(12) most recent Settlement Periods, (c) the Loss Horizon and (d) the Payment Terms Factor.

     "Match Funding CP Conduit Purchaser" means each CP Conduit Purchaser that is identified on Schedule D to the Receivables Transfer Agreement as a Match Funding

CP Conduit Purchaser and each CP Conduit Purchaser that, after the Closing Date, notifies the Transferor and the Administrative Agent in accordance with Section 2.03(a) in writing that it is funding its CP Conduit Funded Amount with Commercial Paper issued by it, or for its benefit, in specified CP Tranches selected in accordance with Section 2.03(a) and that, in each case, has not subsequently notified the Transferor and the Administrative Agent in writing that the Transferor will no longer be permitted to select CP Tranches in accordance with Section 2.03(a) in respect of the CP Conduit Funded Amount with respect to such CP Conduit Purchaser.

     "Material Adverse Effect" shall mean any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables,
(ii) the condition (financial or otherwise), businesses or properties of the Transferor or any Seller, (iii) the ability of the Transferor or any Seller to perform its respective obligations under the Transaction Documents to which it is a party or (iv) the interests of the Administrative Agent, the CP Conduit Purchasers, the Funding Agents or the Committed Purchasers under the Transaction Documents; provided, however, that for purposes of clause (ii) an event or condition resulting in a material adverse change in the condition (financial or otherwise) of any Seller will not be deemed to have a Material Adverse Effect unless such event or condition, in the Administrative Agent's reasonable discretion, is reasonably likely to have a material adverse effect on the condition (financial or otherwise) of the Parent on a consolidated basis or on the Transferor.

     "Maximum Percentage Factor" means 100%.

     "Moody's" shall mean Moody's Investors Service, Inc., and its successors and assigns.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

     "Net Investment" shall mean the sum of the cash amounts paid to the Transferor by the CP Conduit Purchasers and/or the Committed Purchasers for all Incremental Transfers minus the aggregate amount of Collections received and applied by the Administrative Agent to reduce such Net Investment pursuant to
Section 2.05, 2.06 or 2.10 of the Receivables Transfer Agreement; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if, at any time, the distribution of such Collections is rescinded or must otherwise be returned for any reason.

     "Net Receivables Balance" shall mean, at any time, the aggregate Outstanding Balance of the Eligible Receivables at such time, as reduced by the aggregate amount for all Designated Obligors by which the Outstanding Balance of all Eligible Receivables of each

Designated Obligor exceeds the product of the Concentration Factor for such Designated Obligor multiplied by the Outstanding Balance of all Eligible Receivables of such Designated Obligor.

     "Obligor" shall mean a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Other Transferor" shall mean any Person, other than the Transferor, that has entered into a receivables purchase agreement, receivables transfer agreement, loan agreement or funding agreement with the CP Conduit Purchasers.

     "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding principal amount thereof, excluding any accrued and outstanding Finance Charges related thereto.

     "PARCO" shall mean the Park Avenue Receivables Corporation, a Delaware corporation, and its successors and assigns.

     "PARCO Termination Event" shall mean that any Program Support Provider with respect to PARCO shall have given notice that an event of default has occurred and is continuing under its agreement with PARCO.

     "Parent" shall mean MascoTech, Inc., a Delaware corporation.

     "Payment Terms Factor" shall mean (i) for the period from the Closing Date until the third Settlement Date, 1.08 and (ii) for each three-month period to occur thereafter, a fraction, the numerator of which is the sum of (A) the weighted average payment terms (based upon the principal amount of the Receivables and expressed as a number of days) for the Receivables generated or acquired by the Sellers during such period and (B) 90, and the denominator of which is 120; provided, however, that if the Payment Terms Factor for any period is less than the Payment Terms Factor for the immediately preceding periods, then the actual Payment Terms Factor for such current period shall be recalculated to equal a fraction, the numerator of which is equal to the average of the numerators used to calculate the Payment Terms Factor for such current period and the three immediately preceding periods (without giving effect to this proviso) and the denominator of which is 120; provided, further, the Payment Terms Factor shall never be less than 1.0.

     "Percentage Factor" shall mean the fraction (expressed as a percentage) computed on any date of determination as follows:

           NI x [1 + (LDRR + CCRR)] + (SFRR x OBR)
                      ------------     -----------
                      1 - LDRR         1-LDRR
           ---------------------------------------
                                 NRB

Where:

NI   = the Net Investment on the date of such computation;

LDRR = the Loss and Dilution Reserve Ratio on the date of such computation;

CCRR = the Carrying Cost Reserve Ratio on the date of such computation;

SFRR = the Servicing Fee Reserve Ratio on the date of such computation;

OBR = the Outstanding Balance of all Receivables on the date of such computation; and

NRB  = the Net Receivables Balance on the date of such computation.

     The Percentage Factor shall be calculated by the Collection Agent on the day of the initial Incremental Transfer hereunder. Thereafter, until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Purchase pursuant to Section 2.02(a) of the Receivables Transfer Agreement and as of the close of business on each Business Day and report such recomputations to the Administrative Agent in the Settlement Statement and as otherwise requested by the Administrative Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputations is made until the time as of which the next such recomputations shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to such Section 2.02(a) or any reinvestment Transfer made pursuant to Section 2.02(b) and 2.05 of the Receivables Transfer Agreement during any period between computations of the Percentage Factor. The Percentage Factor shall remain constant at 100% at all times on and after the Termination Date until such time as the Administrative Agent, on behalf of the CP Conduit Purchasers and the Committed Purchasers, shall have received the Aggregate Unpaids, in cash, at which time the Percentage Factor shall be recomputed in accordance with Section 2.06 of the Receivables Transfer Agreement at which point it shall equal zero.

     "Permitted Investments" shall mean any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America;
(ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits and cash escrows in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-l", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-l", respectively; and (e) repurchase agreements involving any of the Permitted Investments described in clauses (a)(i), (a)(iii) and (d) of this definition so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-l" and "A-1", respectively.

     "Person" shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

     "Pooled Funding CP Conduit Purchaser" means each CP Conduit Purchaser that is not a Match Funding CP Conduit Purchaser.

     "Potential Termination Event" shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

     "Proceeds" shall mean "proceeds" as defined in Section 9-306(l) of the Relevant UCC.

     "Program Fee" shall have the meaning specified in the Fee Letter.

     "Program Support Provider" means, with respect to any CP Conduit Purchaser, the Committed Purchaser with respect to such CP Conduit Purchaser and any other additional Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such CP Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such CP Conduit Purchaser's securitization program.

     "Pro Rata Share" shall mean, on any date of determination, (a) with respect to any CP Conduit Purchaser, the ratio (expressed as a percentage) of such CP Conduit Purchaser's CP Conduit Funding Limit to the Facility Limit at such time and (b) with respect to any Committed Purchaser, the ratio (expressed as a percentage) of such Committed Purchaser's Commitment to the Aggregate Commitment at such time.

     "Purchase" shall mean any assignment by a CP Conduit Purchaser to the Committed Purchaser with respect to such CP Conduit Purchaser of the CP Conduit Purchaser's Interest pursuant to the relevant Asset Purchase Agreement.

     "Purchase Date" shall mean the date specified by a CP Conduit Purchaser in a Sale Notice as being the effective date of the CP Conduit Purchaser's assignment to the Committed Purchaser with respect to such CP Conduit Purchaser of the CP Conduit Purchaser's Interest specified therein.

     "Purchase Price", as used in any Receivables Purchase Agreement, shall have the meaning set forth in Section 3.01 of the Receivables Purchase Agreement.

     "Purchase Termination Date" shall have the meaning specified in Section
8.01 of the Receivables Purchase Agreement.

     "Purchased Receivables Percentage" means, with respect to any Seller (or Seller Division) as to which MascoTech has submitted a Seller Termination Request, the percentage equivalent of a fraction, the numerator of which is an amount equal to the aggregate Outstanding Balance of Receivables sold by such Seller (or Seller Division) as of the applicable Seller Termination Request Date, and the denominator of which is an amount equal to the aggregate Outstanding Balance of all Receivables as of such date.

     "Rating Agencies" means on any date of determination the rating agencies then rating the Commercial Paper at the request of any CP Conduit Purchaser.

     "Rating Confirmation" means, with respect to any CP Conduit Purchaser and any subject amendment, modification, waiver or other action to be taken pursuant to the terms of the Transaction Documents, a confirmation by each of the Rating Agencies that such proposed amendment, modification, waiver or action shall not result in a downgrade or withdrawal of such Rating Agency's then current rating of the Commercial Paper.

     "Receivable" shall mean the indebtedness owed to the Seller by an Obligor under a Contract and rights of payment and other payment obligations, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by the Seller, in its ordinary course of business and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.10 of the Receivables Transfer Agreement, it shall no longer constitute a Receivable under the Receivables Transfer Agreement.

     "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of November 28, 2000, by and between the Sellers, as sellers, and the Transferor, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

     "Receivables Transfer Agreement" shall mean the Receivables Transfer Agreement, dated as of November 28, 2000, by and between the Transferor, the Parent, individually, as Collection Agent and as Guarantor, the CP Conduit Purchasers, the Committed Purchasers, the Funding Agents and the Administrative Agent, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

     "Recipient" shall have the meaning specified in Section 2.15 of the Receivables Transfer Agreement.

     "Records" shall mean all Contracts and other documents, books, records and other writings and information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

     "Related Security" shall mean, with respect to any Receivable, all of the Seller's or Transferor's right, title and interest in, to and under:

     (a) the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Seller gave rise to such Receivable;

     (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

     (c) all guarantees, indemnities, warranties, insurance (and proceeds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

     (d) all Records related to such Receivable;

     (e) in the case of the Administrative Agent for the benefit of the CP Conduit Purchasers and the Committed Purchasers, all rights and remedies of the Transferor under the Receivables Purchase Agreement, together with all financing statements naming any Seller as debtor or seller and the Transferor as secured party or buyer filed in connection therewith; and

     (f) all Proceeds of any of the foregoing.

     "Relevant UCC" shall mean, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

     "Required Committed Purchasers" shall mean Committed Purchasers having Pro Rata Shares in the aggregate equal to more than 50% or, if the Commitments have been terminated, having more than 50% of the Net Investment; provided that the Commitment of any Defaulting Committed Purchaser that has not paid all amounts due and owing by it in respect of Purchases it was obliged to make shall not be included in the Commitments for purposes of this definition.

     "Responsible Officer" shall mean with respect to any Seller or the Transferor, any officer directly or indirectly responsible for the execution of the transactions contemplated by the Transaction Documents.

     "Sale Notice" shall mean an irrevocable written notice given by an authorized signer or authorized officer of a CP Conduit Purchaser (or on behalf of the CP Conduit Purchaser by the Funding Agent with respect to such CP Conduit Purchaser) to the Committed Purchaser with respect to such CP Conduit Purchaser committing to sell, assign and transfer to such Committed Purchaser, the CP Conduit Purchaser's Interest, which notice shall designate (a) the applicable Purchase Date, (b) the CP Conduit Purchaser's Interest and the Net Investment,
(c) the Purchase Price (including a calculation of the Purchase Price) and (d) that no CP Conduit Purchaser's Insolvency Event has occurred.

     "Seller Addition Date" shall have the meaning specified in Section 7.02 of the Receivables Purchase Agreement.

     "Seller Division" shall mean any business unit or operating assets acquired by a Seller which is made part of an existing division of a Seller or made a new division (but not a subsidiary) of a Seller.

     "Seller Termination Request" shall have the meaning specified in Section 8.03(b) of the Receivables Purchase Agreement.

     "Seller Termination Request Date" shall have the meaning specified in
Section 8.03(b) of the Receivables Purchase Agreement.

     "Sellers" shall have the meaning specified in the recitals to the Receivables Purchase Agreement.

     "Servicing Fee" shall mean the fees payable by the Transferor to the Collection Agent in an amount equal to the Servicing Fee Percentage multiplied by the amount of the aggregate Outstanding Balance of the Receivables. Such fee shall accrue from the date of the initial purchase of an interest by a CP Conduit Purchaser in the Receivables to the later of the Termination Date or the date on which the Percentage Factor is reduced to zero. On or prior to the Termination Date, and provided that no Potential Termination Event shall have occurred and be continuing, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.05 of the Receivables Transfer Agreement. After the Termination Date or during the continuation of a Potential Termination Event, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.06 of the Receivables Transfer Agreement.

     "Servicing Fee Percentage" shall mean 1.0% per annum.

     "Servicing Fee Reserve Ratio" shall mean, at any time, an amount equal to the product of (i) the Servicing Fee Percentage and (ii) a fraction having as the numerator, the product of (a) 2 and (b) the DSO, and as the denominator, 360.

     "Settlement Date" shall mean the fifteenth day immediately succeeding each Settlement Period or, if such day is not a Business Day, the next succeeding Business Day.

     "Settlement Period" shall mean the period of days from and including the first day of a fiscal month of the Parent to and including the last day of such fiscal month.

     "Settlement Statement" shall mean a report, in substantially the form attached to the Receivables Transfer Agreement as Exhibit D-2 or in such other form as is mutually agreed to by the Transferor and the Administrative Agent, delivered by the Collection Agent to the Administrative Agent on each Settlement Date pursuant to Section 2.12 of the Receivables Transfer Agreement or prior to an Incremental Transfer pursuant to Section 2.02(a) of the Receivables Transfer Agreement.

     "Special Obligors" are Obligors designated by the Administrative Agent and the Funding Agents (in their sole discretion upon the Parent's request) and approved by the


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                                      -26-


Rating Agencies which will each be permitted to exceed the Concentration Factor. The names of the Special Obligors and the percentages applicable to each of the Special Obligors will be specified on Schedule C to the Receivables Transfer Agreement, as such Schedule may be amended or modified by the Administrative Agent and approved by the Rating Agencies from time to time to add or delete Obligors or to change the percentages applicable to Special Obligors. The initial Special Obligors and the applicable percentages will be specified on Schedule C as of the Closing Date. At such time as the requirements in Schedule C are not met by any Obligor, the Concentration Factor for such Obligor will be calculated as specified in the definition of Concentration Factor.

     "Specified Bankruptcy Opinion Provisions" shall mean the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by the Sellers or the Transferor, in each case as specified in the legal opinion of Cahill, Gordon & Reindel relating to certain bankruptcy matters delivered on the Closing Date.

     "Standard & Poor's" or "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

     "Subordinated Note" shall have the meaning specified in Section 3.02(b) of the Receivables Purchase Agreement.

     "Subsidiary" of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled. "Termination Date" shall mean the earliest of (i) the Business Day designated by the Transferor to the CP Conduit Purchasers as the Termination Date at any time following thirty (30) Business Days' written notice to the CP Conduit Purchasers, (ii) the day upon which a Termination Date is declared or automatically occurs relating to a Termination Event pursuant to Section 7.02(a) of the Receivables Transfer Agreement, (iii) two (2) Business Days prior to the Commitment Expiry Date or (iv) the Purchase Termination Date shall occur with respect to all the Sellers under the Receivables Purchase Agreement.

     "Termination Event" shall mean an event described in Section 7.01 of the Receivables Transfer Agreement.

     "Tranche" shall mean a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.03 of the Receivables Transfer Agreement.

     "Tranche Period" shall mean a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period, as applicable.

     "Tranche Rate" shall mean the CP Rate, the Base Rate or the Eurodollar Rate, as applicable, plus, in the case of the Base Rate or the Eurodollar Rate, the Applicable Margin.

     "Transaction Documents" shall mean, collectively, the Receivables Transfer Agreement, the Receivables Purchase Agreement, the Asset Purchase Agreements, the Fee Letter, the Lock-Box Agreements, the Subordinated Note and all of the other instruments, documents, certificates and other agreements executed and delivered by the Sellers or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Transfer" shall mean a conveyance, transfer and assignment by the Transferor to the CP Conduit Purchasers or the Committed Purchasers of an undivided percentage ownership interest in Receivables and Related Security pursuant to, and in accordance with, the Receivables Transfer Agreement (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.02(b) and 2.05 of the Receivables Transfer Agreement).

     "Transfer Certificate" shall have the meaning specified in Section 2.02(a) of the Receivables Transfer Agreement.

     "Transfer Date" shall mean, with respect to each Transfer, the Business Day on which such Transfer is made.

     "Transfer Price" shall mean, with respect to any Incremental Transfer, the amount paid to the Transferor by the CP Conduit Purchasers or the Committed Purchasers, as applicable, as described in the applicable Transfer Certificate. The Transfer Price for any Incremental Transfer shall be equal to the aggregate Net Investment (including such Incremental Transfer) minus the aggregate portion of the Net Investment paid in connection with all prior Transfers.

     "Transferor" shall mean MTSPC, Inc., a Delaware corporation, and its successors and permitted assigns.

     "Transferred Interest" shall mean, on any date of determination, an undivided percentage ownership interest of the CP Conduit Purchasers or the Committed Purchasers, as applicable, in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the CP Conduit Purchasers or the Committed Purchasers, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that, in each case, the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

     "U.S." or "United States" means the United States of America and its territories.

     "Weekly Settlement Date" shall mean the third Business Day of each calendar week.